            REPRESENTATIONS, COVENANTS AND INDEMNIFICATION AGREEMENT

        THIS REPRESENTATIONS, COVENANTS AND INDEMNIFICATION AGREEMENT
(the "Agreement") is entered into as of the 29th day of October, 1998 by and among the following: THE PROFIT RECOVERY GROUP INTERNATIONAL I, INC., a Georgia corporation ("PRGI"); THE PROFIT RECOVERY GROUP INTERNATIONAL, INC., a Georgia corporation ("PRGX"); ROBERT BECK & ASSOCIATES, INC., an Illinois corporation ("RBA"); ROBERT N. BECK, JR. ("Beck, Jr.") d/b/a Beck, Jr., a sole proprietorship ("BECK SP"); RBA AUDITS, INC., a Utah corporation ("RBA AUDITS"); JOHN H. CAVINS ("Cavins") d/b/a Cavins, a sole proprietorship ("CAVINS SP"); VINCENT CREADON ("Creadon") d/b/a Creadon, a sole proprietorship ("CREADON SP"); JOHN E. FLATLEY & ASSOCIATES, INC., an Illinois corporation ("FLATLEY CORP"); JOHN KIRKEIDE ("Kirkeide") d/b/a Kirkeide, a sole proprietorship ("KIRKEIDE SP"); SAVANT CONSULTING, LLC, a Michigan limited liability company ("SCLLC"); TAYLOR, BLACKBURN & ASSOCIATES, INC., a North Carolina corporation ("TBA"), (RBA, BECK SP, RBA AUDITS, CAVINS SP, CREADON SP, FLATLEY CORP, KIRKEIDE SP, SCLLC, AND TBA are referred to individually as a "Seller" and collectively as the "Sellers"); and all of the owners of the outstanding equity of each such Seller, each of which is identified on Annex A attached hereto under the column entitled "Owners and Percentage Interests in Seller" (individually, an "Owner" and collectively, the "Owners") and PASQUESI SHEPPARD LLC, as nominee, attorney-in-fact and representative of Sellers and Owners pursuant to the appointment contained in Section 5.14 hereof, and any replacement or successor representative thereto (the "Representative"). In respect of BECK SP, CAVINS SP, CREADON SP and KIRKEIDE SP, all sole proprietorships of which Seller and its Owner are the same entity, references herein to "Seller and its Owners" or words of similar import shall mean Beck, Jr., Cavins, Creadon or Kirkeide, respectively. The parties hereto acknowledge that while RBA, TBA and FLATLEY CORP. are referred to herein as Sellers, it is the Owners of RBA, TBA and FLATLEY CORP. who shall, pursuant to the RBA Stock Agreement, the TBA Stock Agreement and the FLATLEY CORP. Stock Agreement, respectively, sell all shares of capital stock of such corporation to PRGI. In respect of any Owner which is a trust (namely, the Robert N. Beck, Sr. Living Trust UTD 10/31/94, the Georgena
M. Beck Living Trust UTD 10/31/94 and the Renee N. McCauley Living Trust UTD 7/23/98), the term Owner means for all purposes hereunder and under each Seller Transaction Document to which such trust is a party, the trust and the beneficiary or beneficiaries thereof as of the date hereof, jointly and severally.

                              W I T N E S S E T H:

        WHEREAS, PRGI, PRGX, and each of Sellers and such Sellers' respective Owners have entered into certain acquisition agreements, each of which is identified below as an Acquisition Agreement and the terms and provisions of each such Acquisition Agreement are expressly incorporated by reference herein;

        WHEREAS, as a condition to the Acquisition Agreements and as an inducement to the consummation of the transactions contemplated in the Acquisition Agreements, the parties hereto desire to set forth certain representations, warranties, covenants and indemnification provisions made by each to the other pursuant to the terms of this Agreement;



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        NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        As used herein and, unless otherwise defined therein, in the Acquisition Agreements, the following terms have the following meanings:

        1.1     "Accountants" means KPMG Peat Marwick LLP.

        1.2 "Account Receivable" means, individually, any billed account receivable, note receivable, and advance of commissions or expenses to Associates, Employees, or to either Kirkeide or Beck, Jr. in connection with his role as an auditor, and "Accounts Receivable" means all such Accounts Receivable, collectively.

        1.3 "Acquisition Agreements" means, collectively, the following agreements, each of even date herewith:

                         (a) Stock Purchase Agreement by and among PRGX, PRGI,
                RBA and all of the Owners of RBA (the "RBA Stock Agreement");

                         (b) Stock Purchase Agreement by and among PRGX, PRGI,
                TBA and all of the Owners of TBA (the "TBA Stock Agreement");

                         (c) Stock Purchase Agreement by and among PRGX, RGI,
                FLATLEY CORP. and the sole Owner of FLATLEY CORP. (the "FLATLEY CORP. Stock Agreement");

                         (d) Asset Purchase Agreement by and among PRGX, PRGI
                and Beck, Jr. (the "BECK SP Asset Agreement");

                         (e) Asset Purchase Agreement by and among PRGX, PRGI
                and RBA AUDITS and the sole Owner of RBA AUDITS (the "RBA AUDITS Asset Agreement");

                         (f) Asset Purchase Agreement by and among PRGX, PRGI
                and Cavins (the "CAVINS SP Asset Agreement");

                         (g) Asset Purchase Agreement by and among PRGX, PRGI
                and Creadon (the "CREADON SP Asset Agreement");

                         (h) Asset Purchase Agreement by and among PRGX, PRGI
                and Kirkeide (the "KIRKEIDE SP Asset Agreement"); and



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                         (i) Asset Purchase Agreement by and among PRGX, PRGI
                and SCLLC and all of the Owners of SCLLC (the "SCLLC Asset Agreement");

        and "Acquisition Agreement" means any of such Acquisition Agreements, individually.

        1.4     "Act" means the Securities Act of 1933, as amended.

        1.5     "Active Audits" means, collectively, those audits listed in
                Section 2.14 of the Disclosure Schedule and "Active Audit" means any of such Active Audits, individually.

        1.6 "Affiliate" means any individual, partnership, corporation, trust, joint venture or other entity controlled by, controlling or under common control with a respective party.

        1.7 "Applicable Assets" means in respect of any Seller all of the tangible and intangible assets of such Seller used or held for use by such Seller in the conduct of the Business of such Seller free and clear of all claims, liens, encumbrances, security interests and similar interests of any kind or nature whatsoever, including, without limitation, with respect to any Asset Seller, the Purchased Assets.

        1.8 "Asset Agreements" means, collectively, the BECK SP Asset Agreement, the RBA AUDITS Asset Agreement, the CAVINS SP Asset Agreement, the CREADON SP Asset Agreement, the KIRKEIDE SP Asset Agreement and the SCLLC Asset Agreement, and "Asset Agreement" means each of such Asset Agreements, individually.

        1.9 "Associates" means, collectively, those independent contractors and others who perform recovery audit services for the Business, but does not include Kirkeide, Beck, Jr. or any Employees of Seller, and "Associate" means each of such Associates, individually.

        1.10 "Asset Sellers" means collectively, BECK SP, RBA AUDITS, CAVINS SP, CREADON SP, KIRKEIDE SP, and SCLLC and "Asset Seller" means each of such Asset Sellers, individually.

        1.11    "Beck, Sr." means Robert N. Beck, Sr.

        1.12 "Business" means the business of the examination, review and audit of various paid bills and expenses of Customer companies, such as accounts payable, cooperative advertising, advertising expense, real estate tax, common area maintenance, legal and professional fees, related and other charges and expenses for the purpose of discovering and documenting for subsequent charge back and recovery overbillings, overpayments and/or under-deductions made by Customer companies, or for discounts, rebates and allowances of all types, freight charges, special handling, insurance, and all other overbillings, overpayments and/or under-deduction incidental or related thereto and collection with respect to same and the rendering of other


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                related management counseling service as conducted by the
                respective Seller, and, in respect of RBA, means the Business of all Sellers.

        1.13 "Business Employees" means, solely for purposes of Section 2.23, current or former directors or employees of Seller or any other persons currently or formerly performing services for Seller, and/or beneficiaries of any such persons.

        1.14 "Cancellations" means, individually, any Account Receivable or Unbilled Claim, or portion thereof, which prior to the Effective Date has been both identified to a Seller by a Customer and either refunded or recredited to the supplier to which it relates or relinquished prior to chargeback by the Customer prior to the Effective Date, and "Cancellations" means all such Cancellations, collectively.

        1.15 "Closed Audits" means, collectively, any audits for Customers of the Business which are not listed in Section 2.14 of the Disclosure Schedule, and "Closed Audit" means any of such Closed Audits, individually.

        1.16 "Closing" means the closing of the transactions contemplated by the Acquisition Agreements.

        1.17    "Closing Date" means the date of the Closing.

        1.18    "COBRA" is defined in Exhibit 2.23.

        1.19    "Code" means the Internal Revenue Code of 1986, as amended.

        1.20 "Contracts" means, collectively, all written or oral Customer contracts, employment agreements, agreements with Associates, the Principal Agreements, independent contractor agreements and all other agreements and other instruments relating to the Applicable Assets and the operation of the Business to which a Seller is a party or to which such Seller's Applicable Assets are subject or bound, except for any Lease and "Contract" means each of the Contracts, individually.

        1.21 "Corporate Sellers" means collectively, RBA, RBA AUDITS, FLATLEY CORP, and TBA and "Corporate Seller" means each of such Corporate Sellers, individually.

        1.22 "Customers" means those Customers to whom Seller provides or has provided the services of the Business.

        1.23 "Deposits and Other Rights" means all claims, security and other deposits, refunds, prepaid expenses, causes of action, choses in action, rights of recovery, warranty rights, rights under non-disclosure, non-competition, non-solicitation and similar agreements, and rights of set off in respect of the Business of each Seller and the Applicable Assets.

        1.24    "Disclosing Party" is defined in Section 5.1(d).


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        1.25    "Disclosure Schedule" means the disclosure schedule to the representations and warranties of Sellers and Owners, attached hereto, which shall be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Article 2 hereof separately in respect of each Seller and its respective Owners, and which shall be updated prior to Closing as provided in the Acquisition Agreements.

        1.26    "DOL" means the United States Department of Labor.

        1.27    "E&Y" means Ernst & Young LLP.

        1.28    "Effective Date" means as of 12:01 a.m. September 1, 1998.

        1.29 "Employee Benefits Plans" means, collectively, an employee benefit plan as defined by Section 3(3) of ERISA, and any other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement, and "Employee Benefit Plan" means each of such Employee Benefit Plans, individually.

        1.30 "Employees" means, collectively, those persons employed by Seller who provide administrative or clerical, but not recovery audit services, to Seller, and "Employee" means each of such Employees, individually.

        1.31 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        1.32 "ERISA Affiliate" means any trade or business, whether or not incorporated, other than Seller, which has employees who are or have been at any date of determination occurring within the preceding six years, treated pursuant to Section 4001(a(14) of ERISA and/or Section 414 of the Code as employees of a single employer which includes Seller.

        1.33 "Escrow Shares" means the shares of Common Stock of PRGX to be deposited in escrow pursuant to Acquisition Agreements and the Indemnity Escrow and Stock Agreement.

        1.34 "Fixed Assets" means all of a Seller's machinery, appliances, equipment, including computer hardware, tools, supplies, construction in progress and furniture, used or held for use by a Seller in connection with the Business of such Seller, and rights of such Seller, if any, to leasehold improvements and fixtures used or held for use by a Seller in connection with the Business of such Seller.

        1.35 "Historical Statements" means RBA's combined unaudited balance sheets of the Business as of and for the years ended December 31, 1997 and December 31, 1996 and unaudited income statements for the fiscal years then ended.

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

        1.36 "Insurance Policies" means, collectively, all insurance policies maintained by Seller for property, fire, casualty, workers' compensation, general liability insurance and other forms of insurance relating to the Applicable Assets and the operation of the Business and "Insurance Policy" means each of the Insurance Policies, individually.

        1.37 "Intellectual Property Rights" means all intellectual property owned by Seller including, without limitation, all of Seller's patents, trade secrets, Customer lists, technical information and copyrights (whether registered or unregistered), and other proprietary information rights; all of Seller's rights, title and interest in and to trademarks, pending trademark applications, trade names and logos (including registrations and applications for registration for any of them) owned by Seller in the conduct of its Business, including without limitation, all rights to the name "Robert Beck & Associates" (except as otherwise specifically provided herein or pursuant hereto) and to its legal and assumed names, goodwill and other intangible assets, and all rights to software to the extent assignable.

        1.38 "IRCA" means the Immigration Reform and Control Act of 1986, as amended, and all regulations promulgated thereunder.

        1.38A "Inter-Seller Agreement" means that certain agreement of even date herewith among the Asset Sellers and all of the Owners relating to the appointment and authorization of the Representative, certain contribution and other matters among the Asset Sellers and the Owners.

        1.39    "IRS" means the United States Internal Revenue Service.

        1.40    Intentionally Omitted.

        1.41 "Leases" means, collectively, all written and oral leases in respect of the Business of a Seller and to which a Seller is a party, including, without limitation, all real property and equipment leases.

        1.42 "Licenses and Permits" means all of each Seller's licenses, consents, permits, variances, certifications and approvals of governmental agencies used or held for use in connection with the Business, to the extent assignable.

        1.43    "Losses" is defined in Section 4.1.

        1.44 "Management" means the respective board of directors, in respect of any Corporate Seller, means managers, in respect of SCLLC, and means the respective Owner, in respect of any SP Seller.

        1.45 "Material Adverse Effect" means any change in or effect on the Business of a respective Seller that is or will be materially adverse to the Business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities, prospects, Customer relations or regulatory status of such Seller.


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

        1.46    "Material Contracts" means, collectively, all Contracts which
                (a) involve an aggregate annual expenditure by Seller of $5,000 or more, (b) are not cancelable by Seller without cost on 60 days or less notice, (c) are Principal Agreements, (d) involve the provision of data processing services to Seller, (e) are with Associates or Employees of Seller, (f) are with those entities which constitute Primary Customers for 1998, (g) are with any current Customer and have an unexpired term of 2 or more years, (h) restrict or regulate in any manner the conduct of business of Seller, require the referral of any business by Seller, or require or purport to require the payment of money or the acceleration of performance of any obligations of Seller by virtue of the Closing or (i) Customer agreements which contain any claims guaranty or obligations to provide equipment or services beyond the scope of the Business of recovery auditing and "Material Contract" means each of the Material Contracts, individually.

        1.47 "Material Leases" means, collectively, all leases which (a) involve an aggregate annual expenditure by Seller of $5,000 or more, (b) are not cancelable by Seller without cost on 60 days or less notice, or (c) have a term which extends for more than one year from the Effective Date and "Material Lease" means each of the Material Leases, individually.

        1.48 "Monthly Statements" means RBA's separate monthly balance sheets and income statements of the Business on a combined basis.

        1.49 "Noncompetition and Nonsolicitation Agreements" means the noncompetition and nonsolicitation agreements to be delivered pursuant to Section 5.4.

        1.50    "Non-Disclosing Party" is defined in Section 5.1(d).

        1.51    "PBGC" means Pension and Benefit Guaranty Corporation.

        1.51A "Pre-Tax Operating Profit" means all revenues from operations of the Business of Seller and the Other Sellers for a period, excluding extraordinary or unusual items of revenue, less all expenses, other than acquisition related interest, federal and state income tax and acquisition related expenses, subject to such other adjustments as PRGI, PRGX and Sellers agree upon.

        1.52    "PRGI Indemnified Parties" is defined in Section 4.1.

        1.53 "PRGI Transaction Documents" means, in respect of each Acquisition Agreement, the Acquisition Agreement and each of the other agreements, documents and instruments referenced in such Acquisition Agreement or in this Agreement to be executed and delivered by PRGI and/or PRGX in connection with the consummation thereof.

        1.54    "PRGI Transaction Expenses" is defined in Section 5.12 hereof.


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        1.55    "PRGX/PRGI Disclosure" means the Articles of Incorporation and the Bylaws of PRGI and PRGX, PRGX Report on Form 10-K for the year ended December 31, 1997, as amended, PRGX Annual Report to Shareholders for the year ended December 31, 1997 and Proxy Statement for the 1998 Annual Meeting of Shareholders, PRGX Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, the two Reports on Form 8-K, each of which was filed on August 12, 1998, Form S-8 filed September 23, 1998, Prospectus dated March 16, 1998 (the "Prospectus") contained in the Registration Statement on Form S-3 (Reg. No. 333- 46225), copies of all press releases issued by PRGX since December 31, 1997, and information, if any, as to which PRGI has provided notice to Sellers and Owners pursuant to Section 5.16 hereof.

        1.56    "PRGX Public Reports" is defined in Section 3.5.

        1.57 "PRGX Shares" means the shares of Common Stock of PRGX to be acquired by certain Sellers and Owners under the Acquisition Agreements.

        1.58 "Primary Customers" means those 20 Customers of the Business which as of the end of any calendar year (or in respect of 1998, as of the period from January 1, 1998 to the Effective Date) accounted for the highest percentage of the revenues of the Business during such calendar year (or in respect of 1998, such part thereof), which are separately identified for each calendar year on the Disclosure Schedule.

        1.59 "Principals" means, collectively, those Owners who are designated as Principals on Annex A attached hereto, and "Principal" means each of such Principals, individually.

        1.60 "Principal Agreements" means collectively, any written or oral agreement or understanding, including, without limitation, those described in Section 2.18(b) hereof, between RBA and any Principal or Other Seller (other than the Inter-Seller Agreement) relating to the operation of the Business and the business relationship between RBA and any Principal or Other Seller, including without limitation, the sharing of revenues or commissions of the Business, and "Principal Agreement" means each of the Principal Agreements, individually.

        1.61 "Purchased Assets" shall have the meaning assigned to such term in the Asset Agreement between PRGX, PRGI and each respective Asset Seller.

        1.62    "Recourse Obligations" is defined in Section 4.4.

        1.63    "Representative" is defined in Section 5.14.

        1.64    "SEC" means the United States Securities and Exchange
                Commission.

        1.65    "Section 4.1 Indemnified Claims" is defined in Section 4.1.

        1.66    "Section 4.2 Indemnified Claims" is defined in Section 4.2.

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        1.67    "Seller Consents" is defined in Section 2.4.

        1.68 "Seller Transaction Documents" means, in respect of each Acquisition Agreement, the Acquisition Agreement to which a respective Seller and its Owners is a party and each of the agreements, documents and instruments referenced in such Acquisition Agreement or in this Agreement to be executed and delivered by such Seller and/or any of its Owners in connection with the consummation thereof.

        1.69 "SP Sellers" means BECK SP, CAVINS SP, CREADON SP and KIRKEIDE SP and "SP Seller" means each of such SP Sellers, individually.

        1.70 "Stock Agreements" means collectively, the RBA Stock Agreement, the FLATLEY Stock Agreement and the TBA Stock Agreement, and "Stock Agreement" means each of such Stock Agreements, individually.

        1.71 "Stock Sellers" means collectively, RBA, FLATLEY CORP. and TBA and "Stock Seller" means each of such Stock Sellers, individually.

        1.72 "Tax" means all taxes, charges, fees, interest, fines, penalties, additions to tax or other assessments, including without limitation, income, excise, environmental, property, sales, gross receipts, gains, transfer, occupation, privilege, employment (including social security and unemployment), use, value added, capital stock or surplus, franchise taxes, advance corporate tax and customs duties imposed by any Tax Authority, payable by Seller or relating to or chargeable against Seller's assets, revenues or incomes.

        1.73 "Tax Authority" means any United States federal, foreign, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising tax regulatory authority.

        1.74 "Unbilled Claim" means, individually, any unbilled claim developed in the Business by Seller that has been approved by the Customer to which such claim relates for submission to a supplier for chargeback or refund, and "Unbilled Claims" means all such Unbilled Claims, collectively.

        1.75 "Tax Return" means any return, amended return, estimated return, information return and statement (including any related or supporting information) filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Tax.

        1.76    "WARN" means the Worker Adjustment and Retraining Act.

        1.77 "Work in Progress" means, collectively, all work in progress and other claims in respect of an Active Audit not yet billed by a respective Seller, but not including Unbilled Claims.

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

                                    ARTICLE 2
                        REPRESENTATIONS AND WARRANTIES OF
                             SELLERS AND THE OWNERS

        In order to induce PRGI and PRGX to enter into the Acquisition Agreements and consummate the transactions contemplated thereby, each Seller and its respective Owners, jointly and severally, make the following representations to PRGI and PRGX in respect of such Seller and its respective Owners, Business and Applicable Assets (and not with respect to any other Seller or Owners of other Sellers), provided RBA and the Owners of RBA, jointly and severally, make the following representations and warranties in respect of all Sellers and Owners, the Business of all Sellers, and all Applicable Assets. Each of the following warranties and representations is material to and relied upon by PRGI and PRGX.

        2.1 ORGANIZATION AND AUTHORITY OF SELLER. Each Corporate Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State listed next to such Seller's name on the Disclosure Schedule. SCLLC is a limited liability company duly organized, validly existing, and in good standing under the laws of the State listed next to its name on the Disclosure Schedule. Each SP Seller is a sole proprietorship under the laws of the State listed next to such Seller's name on the Disclosure Schedule. Seller has all necessary legal power and authority to own, lease and operate its properties and conduct its business as it is currently being conducted. Each Corporate Seller does not own, directly or indirectly, any equity interest in any corporation, partnership, joint venture, or other entity. Seller is duly qualified in all jurisdictions in which the conduct of its business or the ownership of its properties requires such qualification (except where the failure to do so would not have a Material Adverse Effect on such Seller) and the Disclosure Schedule lists all the states where Seller is so qualified.

        2.2 POWER AND AUTHORITY; DUE AUTHORIZATION. Seller has full legal power and authority, and each of its Owners has full power and authority, to execute and deliver this Agreement and each of the Seller Transaction Documents to which such Seller or any of its Owners is or will be a party and to consummate the transactions contemplated in the Acquisition Agreement. The Management and the Owners of Seller have duly approved and authorized the execution and delivery of this Agreement and each of the Seller Transaction Documents to which Seller is or will be a party and the consummation of the transactions contemplated hereby and thereby. Assuming that this Agreement and each of the respective Seller Transaction Documents which are also PRGI Transaction Documents constitutes a valid and binding agreement of PRGI, this Agreement and each of the Seller Transaction Documents constitutes, a valid and binding agreement of Seller and its Owners, in each case enforceable in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles. The duly elected Management of Seller and duly elected officers of Seller are set forth on the Disclosure Schedule.

        2.3 TITLE TO ASSETS. Except as set forth on the Disclosure Schedule, Seller has good, valid and marketable title to all of its assets used or held for use in the Business of Seller (and a valid and enforceable leasehold interest in all of its assets subject to leases), free and clear of any mortgages, liens, pledges, security interests, encumbrances, claims or similar rights of every kind and nature. At the Closing, each Asset Seller will transfer to PRGI good and valid title to all of the Purchased Assets of such Seller (and valid and enforceable lease hold interests in all such


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

Purchased Assets subject to a lease), free and clear of any liens, pledges, charges encumbrances, claims, rights to purchase or similar rights of third parties.

        2.4 NO CONFLICT; REQUIRED CONSENTS. The Disclosure Schedule contains a true, correct and complete list of (a) all Material Contracts and Material Leases that require consent or approval to the assignment of such Material Contract or Material Lease in order to operate the Business on a daily basis as presently conducted and (b) all contracts (other than Material Contracts, Contracts with Customers or Contracts with Associates or Employees) and all Leases (other than Material Leases) that require consent or approval to the assignment of such Contract or Lease where the absence of such consent would result in a Material Adverse Effect (collectively, the "Seller Consents" and individually a "Seller Consent"). Assuming all Seller Consents have been obtained prior to Closing, the execution and delivery by Seller and its Owners of this Agreement and the Seller Transaction Documents, and the consummation by Seller and each of its Owners of the transactions contemplated hereby and thereby do not and will not (a) require the consent, approval or action of, or any filing with or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for consents and approvals under Contracts and Leases not required to be listed on the Disclosure Schedule); (b) violate the terms of any instrument, document or agreement to which Seller or its Owners is a party, or by which Seller or its Owners or the property of Seller or its Owners is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of Seller or any of its Owners (except for consents and approvals under Contracts and Leases not required to be listed on the Disclosure Schedule); (c) violate the organizational documents of Seller (including the articles of incorporation or bylaws of any Corporate Seller or the certificate of formation or operating agreement of SCLLC); or (d) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to Seller or any of its Owners, or the business or assets of Seller. Neither Seller nor its Owners is subject to, or is a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other restriction of any kind or character which would prevent or hinder the continued operation of the Business of such Seller after the Closing on substantially the same basis as theretofore operated.

        2.5 CAPITALIZATION OF SELLER. The Disclosure Schedule contains a true, correct and complete list of the authorized capital stock, par value per share, number of issued and outstanding shares of capital stock (designating the Owner thereof) and number of treasury shares for each Corporate Seller. All outstanding shares of such Corporate Seller's capital stock have been duly authorized, and are validly issued, fully paid and nonassessable and are owned of record and beneficially solely by the persons and in the amounts set forth on the Disclosure Schedule. The Disclosure Schedule contains a true, correct and complete list of the authorized issued and outstanding membership interests of SCLLC. All outstanding membership interests of SCLLC have been duly authorized, and are validly issued, fully paid and nonassessable and are owned of record and beneficially solely by the persons and in the amounts set forth on the Disclosure Schedule. No one other than the Owners specified on the Disclosure Schedule has any beneficial or record interest in the equity of any Seller or its respective Business or Applicable Assets. Each of the Owners warrants and represents that he is the lawful owner of, and has good and marketable title to, the equity interests as shown on the Disclosure Schedule as being owned by him, free and clear of any mortgage, pledge, claim, lien, charge, encumbrance or other right in any third party (including any right to purchase, vote or direct the voting of, any equity interests thereof). Seller has not issued any convertible securities, options, warrants, or entered into any contracts, commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional equity interests or other securities.

        2.6 COMPLIANCE WITH LAWS. Seller is in compliance with all applicable laws, orders, rules and regulations of all governmental bodies and agencies, except where such noncompliance has and will have, individually or in the aggregate, no Material Adverse Effect on the Business or assets of such Seller. Neither Seller nor any of its Owners has received written notice of any noncompliance with the foregoing.

        2.7 LICENSES AND PERMITS. Seller holds and is in compliance with all Licenses and Permits and the list of Licenses and Permits on the Disclosure Schedule constitutes all of the licenses, permits, approvals and authorizations necessary or required for the use or ownership of Seller's assets and the operation of the Business of such Seller (except where the failure to hold or be in compliance with such License or Permit would have no Material Adverse Effect on such Seller). Neither Seller nor any of its Owners has received written notice of any violations in respect of any such licenses, permits, approvals or authorizations. No proceeding is pending or, to the knowledge of Seller or any of its Owners, is threatened, which seeks revocation or limitation of any such licenses, permits, concessions, grants, franchises, approvals or authorizations.

        2.8 FINANCIAL INFORMATION. The Disclosure Schedule includes true, correct and complete copies of (a) the Historical Statements, and (b) the Monthly Statements for periods from June 30, 1998 through the last day of the month immediately preceding the date hereof. All such Historical Statements and Monthly Statements are true, correct and complete and fairly present on a cash or accrual basis, as the case may be, the financial condition of the Business of Seller at the respective dates thereof and the results of operations for the periods then ended and are consistent with the books and records of the Business. All factual information included in Section 2.8A (which consists solely of information provided to determine the 1997 Pre-Tax Operating profit of the Business) of the Disclosure Schedule is true and correct. To the Seller's knowledge, the factual information included in Section 2.8B (which consists solely of specifically identified items of other information provided by Seller to the Accountants, E&Y, PRGX or PRGI, which list of items will be developed by PRGX at the completion of its due diligence) of the Disclosure Schedule is true and correct. On the Effective Date, there were no liabilities or obligations of Seller in respect of the business of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise except for those (i) that are specifically reflected or reserved against as to amount in the balance sheets contained in the Monthly Statements, or (ii) that are specifically set forth on the Disclosure Schedule attached hereto, none of which constitutes a Material Adverse Effect. Seller is not, nor has Seller been during the 12 months immediately preceding the execution of this Agreement, insolvent within the meaning of 11 U.S.C. ss.101(31). Seller has and is paying its debts as they become due.

        2.9 SUFFICIENCY OF ASSETS. The Applicable Assets constitute all of the material assets and rights of any nature with which Seller has conducted the Business of such Seller for the twelve month period prior to the Closing Date, subject only to additions and deletions in the ordinary course of business. The Applicable Assets are held solely by, and all agreements, obligations, expenses and transactions related to the Business of each Seller have been entered into, incurred and conducted solely by such Seller.

        2.10 DEPOSITS AND OTHER RIGHTS. The Disclosure Schedule sets forth a true, correct and complete list of all Deposits and Other Rights of Seller, setting forth, where applicable, the amount of such Deposit and Other Rights.

        2.11 TRADE PAYABLES; ACCRUED EXPENSES; OTHER DEBT. The Disclosure Schedule sets forth a true, correct and complete list of the trade payables, accounts payable, and accrued expenses of Seller relating to the Business of such Seller outstanding as of the Effective Date and all other debts, obligations, guaranties, liabilities and other indebtedness of Seller relating to the Business of such Seller outstanding as of the Effective Date, stating the origin of the obligation, the security therefor and the amount owed as of date hereof and the terms of payment. All such trade payables, accounts payable, accrued expenses and other debts, obligations, guaranties, indebtedness and other liabilities were incurred in the ordinary course of business and none is overdue.

        2.12    TAX RETURNS AND LIABILITIES.

                (a) Except as otherwise disclosed on the Disclosure Schedule attached hereto, with respect to all of the Corporate Sellers:

                    (i) (A) all returns, including estimated returns and reports of every kind with respect to Taxes which are due to have been filed by Seller in accordance with any applicable law, have been duly filed and are true, correct and complete in all respects; (B) all Taxes, deposits or other payments for which Seller may have any liability through the Effective Date (whether or not shown on a return), have been paid in full or are accrued as liabilities for Taxes on the books and records of Seller; (C) the amounts so paid on or before the Effective Date together with any amounts accrued as liabilities for Taxes (whether accrued as currently payable or deferred Taxes) on the books of Seller will be adequate to satisfy all liabilities for Taxes of Seller in any jurisdiction through the Effective Date, including Taxes accruable upon income earned through the Effective Date; (D) with respect to Seller, there are not now any extensions of time in effect with respect to the dates on which any returns or reports of Taxes were or are due to be filed; (E) all deficiencies asserted as a result of any examination of any return or report of Taxes of Seller have been paid in full, accrued on the books of Seller, or finally settled, and no issue has been raised in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; (F) no claims have been asserted against Seller and no proposals or deficiencies for any Taxes are being asserted against Seller, or, to Seller's or its Owners' knowledge, proposed or threatened, and no audit or investigation of any return or report of Taxes is currently underway or pending or, to Seller's or its Owners' knowledge, threatened; (G) there are no outstanding waivers or agreements by Seller for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notices of proposed reassessment of any property owned or leased by Seller or any other matter pending between Seller and any Tax Authority; (H) there are no liens for Taxes upon any property or assets of Seller except liens for current Taxes not yet due or payable, nor are there any liens which are pending or threatened; (I) to Seller's and its Owners' knowledge, there are no facts which exist or have existed which would constitute meritorious grounds for the assessment of any Taxes against Seller with respect to the periods which have not been audited by the Internal Revenue Service or any other taxing authorities; (J) Seller is not a party to any Tax allocation or sharing agreement; and (K) Seller (1) is not and has never been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated U.S. federal income tax return and (2) does not have any liability (whether known or unknown, asserted or unasserted, liquidated or unliquidated, and whether due or to become due) for the Taxes of any Person (other than Seller) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise.

                         (ii)  SUBMISSION OF TAX RETURNS.  Seller has delivered
to PRGX copies of all U.S. federal and state income Tax Returns (together with any examination reports and statements of deficiency) relating to the operations of Seller for the taxable years ended December 31, 1996 and 1997.

                         (iii) ELECTIONS. Neither Seller nor its Owners have
filed a consent pursuant to Section 341(f) of the Code. Neither Seller nor any predecessor in interest of it, has filed, or may be deemed to have filed, any election under Section 338 of the Code.

                         (iv)  EXCESS PARACHUTE PAYMENTS.  Seller has not made
any payment which constitutes an "excess parachute payment" within the meaning of Section 280G of the Code, and no payment by Seller required to be made under any contract will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                         (v)   FIRPTA.  Seller has not been a United States real
property corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                         (vi)  SUBCHAPTER S STATUS.  With respect to all such
Sellers that are S corporations, the Disclosure Schedule sets froth a true, correct and complete list of the following information in respect of such
Seller: (A) the date on which Seller made a valid election to be treated as an S corporation for U.S. federal income tax purposes; and (B) the date as of which such election was effective. Such election has remained valid and effective since the dates specified in the Disclosure Schedule. Except as disclosed on the Disclosure Schedule attached hereto, Seller also has maintained since the date specified in the Disclosure Schedule for such valid election, a valid election to be treated as an S corporation for purposes of the income tax laws of all states which allow S corporation status. Seller has furnished to PRGX a copy of its S election and acknowledgment of receipt thereof by the Internal Revenue Service. Seller and Owners will not revoke or otherwise take any action that would terminate Seller's election to be taxed as an S Corporation within the meaning of Code Section 1361 and 1362 (other than the sale of Seller's stock pursuant to this Agreement).

                (b) Except as otherwise disclosed on the Disclosure Schedule attached hereto with respect to all Sellers which are partnerships, limited liability companies or sole proprietorships which have been treated as partnerships or ignored for all federal and state income tax purposes:

                         (i)      all Tax Returns including estimated returns
and reports of any kind with respect to Taxes which are due to have been filed by Seller in accordance with any applicable law have been duly filed and are true, correct and complete in all respects;

                                  (A) all Taxes, deposits or other payments for
        which Seller may have any liability through the Effective Date (whether or not shown on a return) have been paid in full and, for Sellers on the accrual basis, are accrued as liabilities for Taxes on the books of Seller;
                                  (B) the amount so paid on or before the
        Effective Date together with any amounts accrued, for Sellers on the accrual basis, are accrued as liabilities for Taxes (whether accrued as currently payable or deferred taxes) on the books of Seller and reflected in the books of Seller will be adequate to satisfy all liabilities for Taxes of Seller in any jurisdiction through the day immediately preceding the Closing Date including Taxes accruable on income earned through the day immediately preceding the Closing Date;

                                  (C) with respect to Seller there are not now
        any extensions of time in effect with respect to the dates on which any Tax Returns or reports of Taxes were or due to be filed;

                                  (D) there are no liens for Taxes upon any
        property or assets of Seller except for liens for current Taxes not yet due or payable nor are there any liens which are pending or threatened;

                                  (E) to Seller's and its Owners' knowledge,
        there are no facts which exist or have existed which would constitute meritorious grounds for the assessment of any Taxes against Seller with respect to the periods which have not been audited by the Internal Revenue Service or other taxing authorities.

                         (ii)     SUBMISSION OF TAX RETURNS.  Seller has
delivered to PRGX copies of all U.S. federal and state income tax returns or portions thereof with respect to sole proprietorships (together with any examination reports and statements of deficiency) relating to the operations of Seller for the taxable years ending December 31, 1996 and 1997.

        2.13 FIXED ASSETS. Except as specifically set forth on the Disclosure Schedule, each of the Fixed Assets is in good operating condition and repair, normal wear and tear excepted. A true, correct and complete list of the Fixed Assets as of the Effective Date and the location thereof is attached on the Disclosure Schedule.

        2.14 ACCOUNTS RECEIVABLE. The Disclosure Schedule attached hereto contains a true, correct and complete list of all Accounts Receivable of Seller for Active Audits as of the Effective Date (and such list contains no Closed Audits) showing, by Customer and by such Active Audit, the terms and time period for collection thereof, and all such Accounts Receivable listed thereon are bona fide, arose in the ordinary course of business, and, to the Seller's and its Owners' knowledge as of the date hereof and without representation or warranty as to events that occur or arise after the Closing, are not subject to any disputes or offsets (other than normal Cancellations and cancellations which otherwise meet the definition of Cancellation in Section 1.14 hereof, but with reference to the Closing Date instead of the Effective Date in each instance in such definition and other cancellations, refunds or chargebacks which may arise after the Closing Date in the normal course of business). In respect of all such Accounts Receivable for Active Audits, the supplier in respect thereof has not objected to the claim for reimbursement upon which such Account Receivable is based and the Customer has received a credit or payment therefor. The information set forth on the Disclosure Schedule in respect of each Active Audit is true, correct and complete, all as of the Effective Date. All Accounts Receivable that arose after the Effective Date and prior to Closing are bona fide, arose in the ordinary course of business and, to the Seller's and Owners' knowledge as of the date hereof and without representation or warranty as to events that occur or arise after the Closing, are not subject to any disputes or offsets (other than cancellations which otherwise meet the definition of Cancellation in Section 1.14 hereof, but with reference to the Closing Date instead of the Effective Date in each instance in such definition and other cancellations, refunds or chargebacks which may arise after the Closing Date in the normal course of business). All Accounts Receivable are set forth in Seller's books and records and in any financial statements prepared pursuant to the terms of this Agreement consistent with past practice.

        2.15 BANK ACCOUNTS. The Disclosure Schedule contains a true, complete and correct list showing the name and location of each bank or other institution in which Seller has any deposit account or safe deposit box in respect of the Business of such Seller, together with a listing of account numbers and names of all persons authorized to draw thereon or have access thereto.

        2.16 MATERIAL CONTRACTS. The Disclosure Schedule sets forth a true and complete list of all Material Contracts of Seller. Seller and its Owners have provided or made available to PRGI true, correct and complete copies of all Material Contracts, including any and all amendments and waivers thereto. Assuming the Material Contracts constitute the valid and binding agreements of the parties thereto other than Seller, such Material Contracts are valid, legally binding and enforceable against the parties thereto subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles. Neither Seller nor, to the knowledge of Seller and its Owners, any other party to any of the Material Contracts, is in breach of, or in default under, any of the Material Contracts, and no event has occurred which, with the giving of notice or lapse of time, or both, would constitute a default by Seller or, to the knowledge of Seller and its Owners, any other party to any of the Material Contracts. Except as specifically set forth on the Disclosure Schedule, the assignment (by contract or by operation of law) of any of the Material Contracts to PRGI in accordance with the Acquisition Agreements will not constitute a breach or violation of such Material Contract.

        2.17 CUSTOMERS AND PRIMARY CUSTOMERS. All Customers of the Business to whom any Seller provides services are invoiced by RBA only. There are no Customers of Seller who have, within the 12 months immediately preceding the Effective Date, expressed to Seller material dissatisfaction with Seller's services. The Disclosure Schedule contains a true, correct and complete list for each of calendar 1996, 1997 and 1998 (as to 1998, from January 1, 1998 to the Effective Date) of each Primary Customer of RBA for such period, the revenues generated for RBA by each such Primary Customer during the respective period, the percentage of the total revenues of RBA for each such period that the revenues of each Primary Customer for such period constitutes, and the term of the Contract for such Primary Customer, including the expiration date thereof.

        2.18 EMPLOYEES, ASSOCIATES AND PRINCIPALS. (a) The Disclosure Schedule includes in respect of each current Employee, Associate, auditor and independent contractor of Seller, a true, correct and complete list of the name and position of such person, the commission formulae applicable thereto, the salary, compensation, all other benefits and all accrued commissions and the amount of any advances on commissions (describing the repayment terms thereof) and expenses such person has received which are outstanding as of the Effective Date. Except as otherwise set forth in the Disclosure Schedule, the engagement of each Associate is terminable upon 90 days written notice by Seller or such Associate subject to any rights to commissions earned prior to such termination. Except as set forth on the Disclosure Schedule, no Associate is entitled to receive commissions greater than 50% of fees received by RBA from Customers. Each Associate meets the requirements under the Code and the regulations promulgated thereunder to be an independent contractor. In respect of each of Kirkeide and Beck, Jr., the Disclosure Schedule identifies the Active Audits and Closed Audits for which he has performed audit services and seeks or will seek from RBA payments of commissions for audit and related management counseling services performed by him prior to the Effective Date in respect of such audits. In respect of each such audit, the Disclosure Schedule sets forth the number of days audit services were performed by him both before the Effective Date and from the Effective Date to the Closing Date.

             (b) The terms of each Principal Agreement, including any oral or written agreement or understanding between RBA and any Principal or Other Seller are set forth on the Disclosure Schedule. As of the Effective Date, all amounts owed under each Principal Agreement had been fully satisfied (other than commissions owed to Beck, Jr. and Kirkeide to the extent described in Section 2.18(a) of the Disclosure Schedule).

        2.19 INTELLECTUAL PROPERTY. The Disclosure Schedule sets forth a true, correct and complete list of all Intellectual Property Rights used by Seller in the operation of its Business. Except as indicated on the Disclosure Schedule, Seller is the sole owner of the Intellectual Property Rights. If, as indicated on the Disclosure Schedule, Seller is not the sole owner of such Intellectual Property Rights, Seller has the sole and exclusive right to use such Intellectual Property Rights except as otherwise indicated on the Disclosure Schedule. Upon the consummation of the transactions contemplated hereby and by the Acquisition Agreements and compliance with applicable laws as to the assignment of such Intellectual Property Rights, PRGI will have the sole and exclusive right to own and use the Intellectual Property Rights. No claims have been asserted and no claims are pending or, to Seller's or the Owners' knowledge, threatened by any person or entity, as to the use of any such Intellectual Property Rights or challenging or questioning the validity or effectiveness of any state or federal registration of the Intellectual Property Rights and neither Seller nor any of its Owners knows of any valid basis for such claim. To the Seller's and its Owners' knowledge, Seller's use of the Intellectual Property Rights, and PRGI's continued use of the Intellectual Property Rights following the Closing in the same manner as heretofore used by Seller, does not and will not infringe on the rights of any person or entity.

        2.20 MATERIAL LEASES. The Disclosure Schedule contains a true, correct and complete list of all Material Leases. Seller has delivered or made available to PRGI true, correct and complete copies of the Material Leases listed in the Disclosure Schedule, together with all amendments, addenda and supplements thereto. With respect to each Material Lease:

                (a) the Material Lease is legal, valid, binding and enforceable against Seller and in full force and effect, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles;

                (b) subject to obtaining any necessary consent in respect of the transactions contemplated hereunder and set forth in the Disclosure Schedule, the Material Lease will continue to be legal, valid, binding and enforceable against Seller and in full force and effect on identical terms following the Closing;

                (c) neither Seller, nor, to Seller's or its Owners' knowledge, any other party to the Material Lease is in breach or default, and no event has occurred which, with the giving of notice or lapse of time, would constitute a breach or default by Seller or permit termination, modification or acceleration thereunder by any other party thereto;

                (d) neither Seller nor, to Seller's or its Owners' knowledge, any other party to the Material Lease has repudiated in writing any provision thereof;

                (e) there have been and there are no disputes, oral agreements or forebearances in effect as to the Material Lease; and

                (f) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Material Lease and neither Seller nor its Owners is aware of any such assignment, transfer, conveyance, mortgage, deed in trust or encumbrance of any interest in the leasehold.

        2.21 LITIGATION; JUDGMENTS. There is no action, proceeding or investigation pending or, to Seller's or any of its Owners' knowledge, threatened against or involving Seller or any of its Owners relating to the Applicable Assets or the operation of such Seller's Business, nor is there any action or proceeding pending or, to the knowledge of Seller or any of its Owners, threatened before any court, tribunal or governmental body seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement or the Acquisition Agreements, or which might adversely affect such Seller's Business or the Applicable Assets, or Seller's or its Owners' ability to consummate the transactions contemplated by this Agreement and Seller Transaction Documents. Neither Seller nor any of its Owners is subject to any judgment, order or decree entered in any lawsuit or proceeding relating to the Applicable Assets or the operation of such Seller's Business.

        2.22 INSURANCE. The Disclosure Schedule contains a true, correct and complete list of the Insurance Policies, including the name of the insurance company, the policy number, a description of the type of insurance covered by such policy, the dollar limit of the policy, and the annual premiums for such policy.

        2.23    BENEFIT PLANS AND ERISA.

                (a) Benefit Plan Sellers. Each Seller and its respective Owners (other than Beck, Jr., Kirkeide and Cavins), jointly and severally, make the representations and warranties to PRGI and PRGX set forth on Exhibit 2.23 as fully and completely as if such representations were set forth herein in full, subject to the introductory paragraph of this Article 2.

                (b) Non-Benefit Plan Sellers. Each of Beck, Jr., Kirkeide and Cavins hereby represents to PRGI and PRGX that such Seller does not maintain, contribute to or otherwise have any liability whatsoever with respect to any Employee Benefit Plan or other bonus, profit sharing, pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement for any of the Business Employees or other personnel providing services to such Seller.


        2.24    IMMIGRATION MATTERS.

                (a) With respect to all Associates and Employees (as defined in Section 274a.1(g) of Title 8, Code of Federal Regulations) of Seller, Seller has complied with IRCA with respect to the completion, maintenance and other documentary requirements of Forms I-9 (Employment Eligibility Verification Forms) for all current and former employees and the reverification of the employment status of any and all employees whose employment authorization documents indicated a limited period of employment authorization.

                (b) The Disclosure Schedule attached hereto contains a true and complete list of all Employees and Associates of Seller, if any, who are not citizens of the United States of America and who are not permanent residents of the United States of America, together with a true and complete list of the visa status and visa expiration dates of each such Employee or Associate.

                (c) Seller has only employed individuals authorized to work in the United States. Seller has not received any written notice of any inspection or investigation relating to its alleged noncompliance with or violation of IRCA, nor has it been warned, fined or otherwise penalized by reason of any failure to comply with IRCA.

                (d) The consummation of the transactions contemplated by this Agreement and the Acquisition Agreements will not (i) give rise to any liability for the failure properly to complete and update Forms I-9, (ii) give rise to any liability for the employment or engagement of individuals not authorized to work in the United States and (iii) cause any current employee to become unauthorized to work in the United States.

        2.25 BROKER'S FEES. Neither Seller nor any of its Owners has retained or utilized the services of any broker, finder or intermediary, or paid or agreed to pay any fee or commission to any other person or entity for or on account of the transactions contemplated hereby, or had any communications with any person or entity with respect thereto, which would obligate PRGI to pay any such fees or commissions.

        2.26 ABSENCE OF MATERIAL CHANGES. Except as set forth in the Disclosure Schedule, from December 31, 1997 to the date of this Agreement (or for such other period as specified below):

                (a) there has not been any Material Adverse Effect on the condition (financial or otherwise) of the Business of Seller, the liabilities or the Applicable Assets;

                (b) to the Seller's and its Owners' knowledge, there has been no Material Adverse Effect on Seller's relations with, nor has Seller lost (or received written notice that it is about to lose) any Primary Customers;

                (c) Seller has operated its Business in the ordinary course and has not sold, assigned, or transferred any of its assets except in the ordinary course of business consistent with past practice;

                (d) neither Seller nor any of its Owners has mortgaged, pledged or subjected to any lien, pledge, mortgage, security interest, conditional sales contract, or other encumbrance of any nature whatsoever, any of the Applicable Assets or affected any of the Owners' ownership of Seller's issued and outstanding equity securities (if any);

                (e) there has been no amendment, termination, or waiver of any right of any Seller under any contract, governmental license or permit that may materially adversely affect the Applicable Assets, the Business of Seller or any of its Owners' ownership of Seller's issued and outstanding equity securities (if any);

                (f) Seller has not:

                    (i) paid any judgment resulting from any suit, proceeding, arbitration, claim or counterclaim in respect of its assets or business in excess of $1,000 (provided that all such excluded payments do not aggregate to more than $5,000);

                    (ii) made any such payment to any party in settlement of any such suit, proceeding, arbitration, claim or counterclaim in excess of $1,000 (provided that all such excluded payments do not aggregate to more than $5,000);

                    (iii) written down, or failed to write down (in accordance with its past practices consistently applied) or written up the value of any inventory or assets of Seller;

                    (iv) made any material changes in the customary methods of operation of Seller's Business, including practices and policies relating to purchasing, marketing, selling, accounting, payment of trade creditors or in the billing or collection of accounts receivable or work in progress, including without limitation, discounting or writing off any of Seller's accounts receivable or work in progress for early payment, or granting any other deduction or discount thereon or accelerating the collection thereof;

                    (v) (except in respect of ordinary trade payables) incurred any indebtedness or guaranteed any indebtedness, except for borrowings under existing loans or lines of credit in the ordinary course of business consistent with past practice;

                    (vi) issued or sold any of its stock, membership interests, equity interests, notes, bonds or other securities, or any option, warrant or other rights to purchase the same; or

                    (vii) during the period from the Effective Date to the date of this Agreement, taken any action other than in the ordinary course of business and in a manner consistent with past practices (none of which actions has been unreasonable or unusual) with respect to increasing the compensation of any Associate, Employee or Principal, paying bonuses to any (except for bonuses earned in the ordinary course of business), or granting of any severance or termination pay to any Associate, Employee or Principal (otherwise than pursuant to policies of Seller in effect on the date hereof fully disclosed to PRGI in writing prior to the date hereof) or increasing of benefits payable to any Associate, Employee or Principal have been paid under its severance or termination pay policies in effect on the date hereof; provided, however, that from the Effective Date to the date hereof the Principals are entitled to receive salaries at rates to be in effect after the Closing;

                    (viii) during the period from the Effective Date to the date of this Agreement, declared, set aside or paid any dividend or distribution payable in cash, stock, property or otherwise to any Owner or with respect to Seller's equity interests (except for distributions of cash and cash equivalents in the Business as of the close of business on August 31, 1998 or other distributions in the ordinary course consistent with Seller's past practices); or

                    (ix) except in respect of the Success Bonuses, agreed, whether in writing or otherwise, to take any of the actions specified in this Section 2.26.

        2.27    CERTAIN ARRANGEMENTS.

                (a) The Disclosure Schedule sets forth a true, correct and complete list as of December 31, 1997 of any direct or indirect transaction (other than in respect of compensation or travel or expense account reimbursement in the ordinary course of business consistent with past practice) that any Owner, director, officer, member, Employee, Associate or other Affiliate or any relative of any Owner, director, officer, member, Employee, Associate or other Affiliate has or had with Seller at any time during 1997 and contains a brief description of each transaction, including without limitation:

                    (i) any contract, agreement, understanding, commitment or other arrangement providing for the furnishing of services, or the rental of real or personal property from or otherwise requiring payments to any such person (outside of his or her capacity as such Owner, director, officer, member, Employee, or Associate or other Affiliate) or to any such relative of such person; and

                    (ii) any loans or advances to or from Seller (exclusive of travel advances, expense advances, and normal salary advances in connection with vacation periods, or compensation, or travel or expense account reimbursement all in the ordinary course of business), giving for each the principal amount outstanding, interest rate, maturity date and security therefor.

                (b) Except as set forth on the Disclosure Schedule, there have been no transactions of the nature described in Section 2.27(a) between (i) Seller and (ii) any of its Owners, directors, officers, members, employees, or other Affiliates of Seller since December 31, 1997 to the date of this Agreement or prior to December 31, 1997 which have continued beyond December 31, 1997.

        2.28    INVESTMENT INTENT.

                (a) Each Asset Seller and each of the Owners covenants, warrants, represents and agrees that the PRGX Shares, if any, to be acquired by such Asset Seller or Owner pursuant to the Acquisition Agreements are being acquired solely for such Asset Seller's or the Owner's, as applicable, own account for investment purposes and not with a view to or in connection with any sale or other distribution thereof, within the meaning of the Act, except to the extent that such PRGX Shares may be sold under an effective registration statement under the Act and any applicable state securities law, or in the opinion of counsel reasonably acceptable to PRGX, pursuant to an exemption under the Act and any applicable state securities law.

                (b) Each Asset Seller and each of the Owners understand and acknowledge that all of the PRGX Shares acquired by it or him are to be issued and sold to such Asset Seller or Owner without registration and in reliance upon certain exemptions under the Act, and in reliance upon certain exemptions from registration requirements under applicable state securities laws.

                (c) Each Asset Seller and each of the Owners represent and warrant to PRGI and PRGX that it or he will make no transfer or assignment of any of the PRGX Shares except in compliance with the Act and any other applicable securities laws.

                (d) Each Asset Seller and each of the Owners covenant and agree that, prior to any transfer or disposition not registered under the Act of any of the PRGX Shares, or any shares received from PRGX on account of such PRGX Shares pursuant to a stock dividend, stock split, or similar event, such Asset Seller and/or Owner will give written notice to PRGX, expressing such Asset Seller's or Owner's intention to effect such transfer or disposition and describing the proposed transfer or disposition. Such notice shall be accompanied by an opinion of counsel for the Asset Seller or Owner, acceptable to PRGX, from a law firm or attorney with a national reputation for expertise in federal and state securities laws ("Opinion") that the proposed transfer is exempt under the Act and applicable state securities laws. All reasonable fees and expenses incurred by such Asset Seller or Owner in connection with obtaining any Opinion contemplated by this Section 2.28 shall be promptly reimbursed by PRGI.

                (e) Each Asset Seller and each of the Owners understand and acknowledge that the PRGX Shares will be inscribed with the following legends, or another legend to the same effect and agrees to the restrictions set forth therein:

                "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any other jurisdiction, in reliance upon exemptions from the registration requirements of such laws. The shares represented by this certificate may not be sold or otherwise transferred, nor will an assignee or endorsee hereof be recognized as an owner of the shares by the issuer unless (i) a registration statement under the Securities Act of 1933 and other applicable securities laws with respect to the shares and the transfer shall then be in effect, or (ii) in the opinion of counsel reasonably satisfactory to the issuer, the shares are transferred in a transaction which is exempt from the registration requirements of such laws."

                "The shares represented by this certificate are subject to a Lock-Up Agreement dated October 29, 1998, which restricts the transfer of the shares. A copy of such Agreement may be inspected at the principal office of The Profit Recovery Group International, Inc."

PRGX agrees to and acknowledges that it will instruct its transfer agent to remove such legends and reissue such certificates free of any legend or restriction in respect of any PRGX Shares which are no longer subject to the restrictions in either legend, provided that (i) the Asset Seller or Owner, as applicable, has satisfied all of the requirements of Rule 144(k) as promulgated under the Act and any other applicable federal and state securities laws and regulations and (ii) PRGX has received from such Asset Seller or Owner, as applicable, an Opinion that such requirements have been satisfied and that the PRGX Shares in respect of which legends have been requested to be removed are no longer subject to the restrictions of the Lock-Up Agreement.

                (f) Each Asset Seller and each of the Owners understand and acknowledge that it or he is aware that no federal or state agency has made any recommendation or endorsement of the PRGX Shares or any finding or determination as to the fairness of the investment in such PRGX Shares.

                (g) Each Asset Seller and each of the Owners represent and warrant to PRGX that no offer in respect of the PRGX Shares was made to them by PRGX or any person acting on PRGX's behalf by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

                (h) Neither any Asset Seller nor any of the Owners are aware of any information concerning PRGI, PRGX or their respective businesses, assets, liabilities, and rights which any of them has requested to obtain and which has not been provided by PRGI or PRGX to the Asset Seller and each of the Owners. Each Asset Seller and each of the Owners acknowledge and agree that neither such Asset Seller nor any of the Owners is aware of any additional information it or they require in order to make its or their respective investment decisions herein.

                (i) Each Asset Seller and each of the Owners hereby acknowledge that the PRGX Shares are a speculative investment. Each Asset Seller represents that it, and each of the Owners represents that he, can bear the economic risks of such an investment for an indefinite period of time.

                (j) Each Asset Seller and each of the Owners represent and warrant that it or he has such knowledge and experience in financial and business matters, and particularly the business conducted by PRGX, and is capable of evaluating the risk of the investment in PRGX Shares contemplated by this Agreement.

                (k) Each Asset Seller and each of the Owners represent and warrant that it or he has carefully read this Agreement and discussed its requirements and other applicable limitations (including those set forth in Rule 144 under the Securities Act of 1933, as amended) with respect to the transfer or other disposition of the PRGX Shares with legal counsel.

                (l) Each Asset Seller and each of the Owners understand and acknowledge that the desirability of an investment in PRGX may be influenced by the federal income tax consequences, and by the various state and local tax consequences, arising from such Asset Seller's and such Owner's receipt of consideration under the Acquisition Agreements, including the PRGX Shares. Because such tax effects depend, among other things, on the specific facts, circumstances and intentions of Asset Seller and each of the Owners, such Asset Seller and each Owner represent and warrant that such Asset Seller and such Owner have consulted its or his own tax advisors with respect to tax consequences and have not relied upon PRGI or its representatives as to such matters. Each Asset Seller and each of the Owners (and such Asset Seller's and Owner's advisors) have taken into account the effects of federal, state and local tax laws on Asset Seller's and the Owner's receipt of consideration under the Acquisition Agreements, including the PRGX Shares.

                (m) PRGI and PRGX hereby acknowledge and consent to the transfer, as soon as practicable after the Closing, by certain Sellers and Owners hereof to those key employees of RBA as identified thereon certain PRGX Shares received by such Sellers or Owners under their respective Acquisition Agreements as described on Schedule 5.20 attached hereto and hereby waive any requirement of an Opinion in connection with the transfer by the Owners; provided that, as a condition to receiving any such PRGX Shares, such key employee shall sign an investment intent letter and a lock-up agreement in the forms attached hereto as Exhibit 2.28(m) and if a determination is made by PRGX that such person is not an accredited investor, as that term is defined under the Act, or is not otherwise a sophisticated investor, such person shall have, prior to the date such person receives certificates evidencing such shares, appointed an Owner Representative to assist such person in his investment decision pursuant to the forms described in Section 5.11 hereof. Upon the satisfaction of such conditions, PRGX shall direct its transfer agent to record such transfer appropriately on PRGX's stock records.

        2.29 FULL DISCLOSURE. The statements, representations and warranties made by Seller and its Owners in this Agreement and in the Schedules, including the Disclosure Schedule, and Exhibits attached hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Each Seller and its Owners has reviewed the Disclosure Schedule attached hereto. To the knowledge of each Seller and its

Owners, all information contained in the Disclosure Schedule in respect of each other Seller and its Owners is true, complete and accurate in every material respect.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                OF PRGX AND PRGI

      In order to induce Seller and its Owners to enter into this Agreement and the Acquisition Agreements and to consummate the transactions contemplated hereby and thereby, each of PRGX and PRGI, jointly and severally, represents and warrants to Seller and its Owners as follows, each of which representations and warranties is material to and relied upon by Seller and its Owners:

        3.1 ORGANIZATION OF PRGX AND PRGI. Each of PRGX and PRGI is a corporation duly organized and validly existing under the laws of the State of Georgia and has the corporate power and authority to own its property and to carry on its business as now being conducted by it.

        3.2 CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. Each of PRGX and PRGI has full corporate power and authority to execute and deliver this Agreement and the PRGI Transaction Documents and to consummate the transactions contemplated hereby and thereby. The Board of Directors of PRGX and PRGI has duly approved and authorized the execution and delivery this Agreement and each of the PRGI Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of PRGI or PRGX are necessary to approve and authorize the execution and delivery of this Agreement and such PRGI Transaction Documents and the consummation of the transactions contemplated hereby and thereby. Assuming that this Agreement and each of the PRGI Transaction Documents constitutes a valid and binding agreement of Seller and/or the Owners, as the case may be, this Agreement and each of the PRGI Transaction Documents constitutes a valid and binding agreement of PRGX and PRGI, enforceable against PRGX and PRGI in accordance with its terms, subject to laws of general application in effect affecting creditors' rights and subject to the exercise of judicial discretion in accordance with general equitable principles.

        3.3 NO CONFLICT; CONSENTS. The execution and delivery by PRGX and PRGI of this Agreement, the PRGI Transaction Documents and the consummation by PRGX and PRGI of the transactions contemplated hereby and thereby do not and will not
(a) require (other than the consent of NationsBank, N.A. and/or any other bank or institution in the syndicate comprising the secured lender of PRGI and PRGX), the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority;
(b) violate the terms of any instrument, document or agreement to which PRGX or PRGI is a party, or by which PRGX or PRGI or the property of PRGX or PRGI is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time, or both) a default under any such instrument, document or agreement; (c) violate PRGX's or PRGI's Articles of Incorporation or Bylaws; or (d) violate any order, writ, injunction, decree, judgment, ruling, law or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to PRGX or PRGI, or the business or assets of PRGX or PRGI, and relating to the transactions contemplated herein.

        3.4 SHARES TO BE DELIVERED. The PRGX Shares, when issued and delivered to Asset Sellers and Owners entitled to receive such Shares under and pursuant to the Acquisition Agreements, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of PRGX, free of liens and encumbrances created by PRGX except as set forth in this Agreement.

        3.5 PRGX/PRGI DISCLOSURE. As of the date hereof, PRGX has made all necessary filings pursuant to the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (collectively, the "PRGX Public Reports"). The PRGX Public Reports contained in the PRGX/PRGI Disclosure complied at the respective times of the filing thereof in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended, and, as of the dates thereof, to PRGI's knowledge, did not contain any untrue statement of any material fact or omit to state a material fact required therein to be stated or omit to state a material fact in order to make the statements therein not misleading. All financial statements set forth in the PRGX Public Reports present fairly the consolidated financial condition of PRGX and its affiliates as of (or for the years ending on) their respective dates. Notwithstanding the foregoing, in respect of the Private Securities Litigation Reform Act of 1995, statements made by PRGX in the PRGI/PRGX Disclosure which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. PRGX's future financial performance could differ significantly from that set forth in the PRGX Public Reports, and from the expectation of management. Important factors that could cause PRGX's financial performance to differ materially from past results and from those expressed in any forward looking statements contained in the PRGI/PRGX Disclosure include, without limitation, seasonality of PRGI's business, fluctuations in its quarterly operating results, dependence on key clients, PRGI's ability to replace revenues from clients who discontinue engagements with PRGI with revenues from new or existing clients, client bankruptcies, uncertainty of revenue recognition estimates and collection of contract receivables, risks associated with acquisitions and PRGI's management of expanding operations, and risks associated with international operations. For further information and other risk factors, refer to PRGX's Report on Form 10-K for the year ended December 31, 1997, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section thereof, as well as the Risk Factors section of the Prospectus, and other PRGX/PRGI Disclosure. As of the date hereof, the information contained in the PRGI/PRGX Disclosure, in its totality, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that with respect to any information contained in a PRGX Public Report which prior to the date hereof has been corrected, supplemented or otherwise modified by a subsequently filed PRGX Public Report, the foregoing representation is made only with respect to such information as corrected, supplemented or otherwise modified.


        3.6 AUTHORIZED CAPITAL STOCK. As of October 1, 1998, the authorized capital stock of PRGX consists of 60,000,000 shares of Common Stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share. As of October 1, 1998, there were 23,142,505 shares of Common Stock of PRGX issued and outstanding; there were 4,500,000 shares of Common Stock reserved for issuance pursuant to PRGX's Stock Incentive Plan, 3,041,053 of which have been granted and were outstanding as of October 1, 1998, of which 553,386 were exercisable; and there were no shares of preferred stock outstanding.

        3.7 BROKERS FEES AND EXPENSES. Except for BankBoston Robertson Stephens (whose fee will be paid by PRGI), PRGI has not retained or utilized the services of any broker or finder or paid or agreed to pay any fee or commission for or on account of the transactions contemplated hereby, or had any communications with any person or entity which would obligate Seller or the Owners to pay any such fees or commissions.

                                    ARTICLE 4
                                 INDEMNIFICATION

        4.1 INDEMNIFICATION BY SELLER AND THE OWNERS. In addition to any other indemnification obligation of Seller or its Owners under any other provision of the Acquisition Agreements, Seller and each of its Owners hereby indemnify and hold PRGI, and its Affiliates, directors, officers, stockholders, employees and agents (collectively the "PRGI Indemnified Parties") harmless from and against all claims, liabilities, lawsuits, costs, damages or expenses (including, without limitation, reasonable attorneys' fees and expenses incurred in litigation or otherwise) (collectively, "Losses") arising out of and sustained by any of them due to or relating to (collectively, the "Section 4.1 Indemnified Claims"):

                (a) with respect to the Businesses of all Sellers, any misrepresentation or breach of any representation or warranty, or breach, nonfulfillment of, or failure to perform, any covenant, obligation or agreement of Seller or any of its Owners contained in this Agreement or in any Seller Transaction Document;

                (b) with respect to the Businesses of the Asset Sellers acquired pursuant to the Asset Agreements, any liability or obligation suffered by PRGI or PRGX, other than the Assumed Liabilities (as defined in such Seller's Asset Agreement), whether or not the existence or assertion of such liability or obligation would constitute a breach of any representation, warranty, covenant, obligation or agreement contained herein or in any Seller Transaction Document relating to or arising out of the operation of the Business of such Seller, or the ownership or use of such Seller's Purchased Assets (including, by way of illustration and not limitation, any and all known or unknown, fixed or contingent, claims, liabilities, income, payroll, sales or other Tax liabilities of Seller or the Business of such Seller (including, without limitation, any Taxes on the sale by Seller to PRGI of the Purchased Assets); obligations owed by Seller to RBA, Associates, auditors or other service providers in respect of commissions for cash receipts of clients received prior to the Effective Date; debts, contracts, agreements, obligations, damages, costs and expenses claimed or demanded by third parties against PRGI) prior to the Effective Date, except to the extent specifically disclosed herein or in the respective Asset Agreement or the Schedules hereto or thereto; provided that such disclosure shall not cause or result in such obligation or liability becoming an Assumed Liability or, if such obligation or liability is asserted against PRGI or PRGX, affect PRGI's or PRGX's right to defend itself against such obligation or liability, but will only relieve Seller and its Owners of the obligation to indemnify PRGI and PRGX pursuant hereto to the extent so disclosed;

                (c) with respect to the Businesses of the Stock Sellers acquired pursuant to the Stock Agreements, any liability or obligation suffered by PRGI or PRGX (whether or not the existence or assertion of such liability or obligation would constitute a breach of any representation, warranty, covenant, obligation or agreement contained herein or in any Seller Transaction Document) relating to or arising out of the operation of the Business of such Seller, the transactions contemplated hereby or by the Acquisition Agreement, or the ownership or use of such Seller's Applicable Assets prior to the Closing Date and either (i) not specifically disclosed herein or in the respective Stock Agreements or the schedules hereto or thereto, or (ii) if incurred on or after the Effective Date, was (A) an Effective Date Reimbursable Liability or an Interim Period Reimbursable Liability (as those terms are defined in the Stock Seller's respective Acquisition Agreement) to the extent a Purchase Price adjustment is not made at Closing in respect thereto, or (D) either (1) incurred other than in the ordinary course of business and without PRGI's prior express written consent, or (2) subject to the limitations in Section 4.6(c) hereof, if incurred in the ordinary course of business, had a Material Adverse Effect on such Seller or its Business;

                (d) with respect to the Businesses of all Sellers, any obligation or liability suffered by PRGI or PRGX (whether or not the existence or assertion of such liability or obligation would constitute a breach of any representation, warranty, covenant, obligation or agreement contained herein or in any Seller Transaction Document and whether or not specifically disclosed hereunder or in the Acquisition Agreements or the schedules hereto or thereto), in respect of the following: (i) the treatment of any Associates or other service providers to the Business as employees, and not as independent contractors, for any federal, state or local purposes, including, without limitation, any withholding for any state or federal income tax or FICA amounts, state or federal unemployment insurance contributions, payments in respect of workers' compensation insurance or payments under the Fair Labor Standards Act or regulations promulgated thereunder, (ii) any failure to obtain prior to Closing any required Seller Consent, (iii) any litigation, arbitrations and mediations that existed on or at any time prior to the Effective Date, (iv) any Losses, including without limitation, any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost assessment, withdrawal liability, liability to the PBGC, liability under Section 412 of the Code or
Section 302(a)(2) of ERISA, or other similar liability or expense of Seller or any ERISA Affiliate arising out of or sustained by PRGI or PRGX or, after the Closing Date, any Stock Seller due to or relating to (A) the termination, or cessation of sponsorship and transfer, before or after the Closing of any Employee Benefit Plan of any Seller or (B) any payments to Associates, Employees or Principals of unused amounts under Seller's "Cafeteria" Employee Benefits Plans, (v) any Losses suffered by PRGI, PRGX or any of the Stock Sellers based on claims by any Person for indemnification from any Seller under any statute, organizational document of Seller, contract or otherwise by reason of such Person's having been a director, officer, employee, agent or other Person acting at the request of any Seller, (vi) any Losses suffered by PRGI, PRGX or, after the Closing, RBA, arising out of or sustained by any of them due to or relating to the payment of the Success Bonuses or in respect of the account receivable of RBA owed by any Owner or Seller in respect of or related to the payment to RBA in the approximate aggregate amount of $1,670,000, payable in cash and PRGX Shares in respect of the period prior to the Effective Date as to which RBA AUDITS, CAVINS SP, CREADON SP and SCLLC will provide irrevocable payment instructions to PRGI at Closing (the "Prior Period Payment"), including, without limitation, the inability of RBA to deduct for any federal, state and local income tax purpose all or any part of the Success Bonus or to deduct all or any portion of it for such purposes in the taxable year in which the Prior Period Payment is recognized as income by RBA, and the incurrence by RBA of any payroll or other withholding tax obligations with respect to the Success Bonus in excess of the withholding amounts shown on Schedule 5.21; and (vii) any Losses suffered by PRGI, PRGX or RBA arising out of or sustained by any of them due to or relating to the ownership of the shares of RBA by Brittney Beck or the authority of any person to act for or on behalf of Brittney Beck;

                (e) in the event (i) Seller shall be required to refund or repay, or after the Closing Date PRGI or any Stock Seller shall be required to refund or repay, to any Customer any fee or portion thereof received by Seller in respect of a Closed Audit, or (ii) any Customer is entitled to repayment of any fee or portion thereof paid to Seller in respect of a Closed Audit and such Customer offsets such repayment from amounts due Seller after the Effective Date or PRGI after the Closing, Seller and its Owners agree jointly and severally to indemnify and hold the PRGI Indemnified Parties harmless from and against the entire amount of such refund, repayment or offset, less the amount, if any, which PRGI obtains within 120 days after PRGI or Stock Seller receives notice from such Customer requesting repayment or offset or otherwise learns of such requested repayment or offset, using reasonable efforts (but not including litigation), from any Person who was an Associate prior to the Closing and is then an employee of PRGI, of any commission that was paid to such Associate by Seller in respect of the fees or other amounts required to be refunded or repaid to such Customer;

provided, the parties acknowledge and agree that the indemnification provided herein shall be:

                         (i) joint and several among all Sellers and Owners (without regard to the number of Escrow Shares delivered in escrow by any particular Seller or Owner or the relative responsibility of any Seller or Owner for such Section 4.1 Indemnified Claim) to the extent that the Escrow Shares are sufficient to indemnify the PRGI Indemnified Parties from any
                Section 4.1 Indemnified Claims incurred;

                         (ii)  to the extent the aggregate amount of the Section
                4.1 Indemnified Claims (A) exceeds the value of the Escrow Shares (as valued as provided in the Indemnity Escrow Agreement) and (B) includes Recourse Obligations, the indemnification in respect of such Recourse Obligations in excess of the value of the Escrow Shares shall be joint and several only among: (1) Seller whose Business or breach (or breach of its Owners) generated such Recourse Obligations, (2) its respective Owners,
                (3) the Owners of RBA and (4) if such Loss arises prior to the Closing, RBA, jointly and severally, and the PRGI Indemnified Parties shall not be entitled to seek indemnification against any other Seller or Owner with respect thereto; and

                         (iii) several and not joint with respect to any
                indemnity related to any breach from and after the Closing of a covenant not to compete between any Seller or Owner on the one hand, and PRGI or PRGX, on the other, or of any employment agreement between any Seller or Owner, on the one hand, and PRGI or PRGX, on the other, or to maintenance by any Seller or Owner of any confidentiality covenants for the benefit of PRGI or PRGX.

In addition, the indemnification obligations in respect of any representations, warranties, covenants, obligations or agreements of Kirkeide or KIRKEIDE SP shall be made solely by the Owners of RBA (and if such Loss arises prior to the Closing, by RBA), jointly and severally.

        4.2 INDEMNIFICATION BY PRGI AND PRGX. In addition to any other indemnification obligation of PRGI and PRGX hereunder, PRGI and PRGX hereby, jointly and severally, indemnify and hold each Seller and each of its Owners and the Owners' and Seller's Affiliates, directors, officers, employees and agents harmless from and against all claims, liabilities, lawsuits, costs, damages or expenses (including without limitation reasonable attorneys fees and expenses incurred in litigation or otherwise) arising out of and sustained by any of them due to or relating to:

                (a) any misrepresentation or breach of any representation, warranty, covenant or agreement of PRGI or PRGX in this Agreement or any of the PRGI Transaction Documents;

                (b) other than any Section 4.1 Indemnified Claims, with respect to the Stock Sellers, any liability or obligation incurred by any of the Owners of such Stock Sellers (in their capacity as such and by reason of their having been Owners of such Sellers) relating to or arising out of: (i) the operation of such Stock Seller's Business or the ownership or use of such Seller's assets prior to or through the Closing Date and which was (A) specifically disclosed herein or in the Disclosure Schedule or in any Seller Transaction Document or schedule thereto, or (B) incurred after the Effective Date in the ordinary course of business and does not constitute a Material Adverse Effect with respect to such Seller; (ii) the operation of such Stock Seller's Business by PRGI or such Stock Seller or the ownership or use of such Stock Seller's assets by PRGI or such Stock Seller from and after the Closing Date; (iii) in respect of the Owners of RBA, for any additional Taxes or related interest, penalties or other amount suffered by the Owners of RBA arising solely as a result of PRGI's filing of a Section 338(h)(10) election in respect of the transaction contemplated by the RBA Acquisition Agreement so as to put the Owners of RBA in the same economic position that they would have been in had the Section 338(h)(10) election and payment under this indemnification not been made, including but not limited to payment for additional Taxes, interest and penalties (including but not limited to Taxes on payments received by the Owners of RBA under this Section 4.2(b)(iii)), reasonable professional fees, and costs incurred by the Owners of RBA in connection with this election and any subsequent adjustments by taxing authorities; and

                (c) other than any Section 4.1 Indemnified Claims, with respect to the businesses of the Asset Sellers acquired pursuant to the Asset Agreements, (i) any Assumed Liabilities (as defined in the Asset Agreements); and (ii) any liability or obligation incurred by any of the Asset Sellers or their Owners relating to the operation of such Asset Seller's business by PRGI, or the ownership or use of the Applicable Assets of such Asset Seller by PRGI, from and after the Closing Date (collectively, "Section 4.2 Indemnified Claims").

        4.3 PROVISIONS REGARDING INDEMNIFICATION. The indemnified party (or parties) shall promptly notify the indemnifying party (or parties) of any claim, demand, action or proceeding for which indemnification will or may be sought under Section 4.1 or 4.2 of this Agreement and provide all pleading and other documentation relating to such claim, demand, action or proceeding, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right, at its expense, to assume the defense thereof using counsel reasonably acceptable to the indemnified party. At its own expense, the indemnified party shall have the right to participate in, but not control, the defense of any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the parties shall cooperate with each other. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party; provided, however, that if a firm, written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement. The Representative shall in all events act under this Section 4.3 for each and all of Sellers and Owners, whether as an indemnified party or an indemnifying party pursuant to the authority given to the Representative in Section 5.14 hereof and PRGI and PRGX shall have the right to deal exclusively with the Representative in respect of all matters relating to Sellers and Owners under this Section 4.3.

        4.4 SURVIVAL. All representations and warranties contained in this Agreement, Seller Transaction Documents and the PRGI Transaction Documents delivered at the Closing or made in writing in connection herewith shall survive the execution and delivery of this Agreement, any examination by or on behalf of the party or parties to whom they were made, the Closing and the completion of the transactions contemplated herein for a period ending on the third anniversary of the Closing Date and shall thereafter cease to be of any force and effect, except for (a)(i) claims as to which notice has been given in accordance with Section 4.3 hereof prior to such date and which are pending on such date, (ii) representations and warranties in respect of title to the Applicable Assets, ownership of any Corporate Seller, ownership of membership interests of SCLLC, the ownership interest of any SP Seller, each of which shall survive without expiration, and (iii) representations and warranties in respect of those matters set forth in Section 3.4 hereof, which shall survive without expiration, and (b) representations, warranties, covenants and agreements relating to Taxes, the independent contractor status of any Associates or other service providers of the Business of Seller, Employee Benefit Plans, and existing litigation, arbitration, or mediations, each of which shall survive until the end of the statute of limitations applicable to the underlying claim for which indemnification is sought (the claims described in Section 4.4(a)(ii) and (b) above and in Section 4.1(e)(iii) hereof are referred to collectively as "Recourse Obligations"). All covenants and agreements contained in this Agreement, Seller Transaction Documents, and the PRGI Transaction Documents shall survive the execution, delivery and closing of this Agreement and the consummation of the transactions contemplated herein.

        4.5 INTENTIONALLY OMITTED.

        4.6 LIMITATIONS. (a) Notwithstanding anything to the contrary contained herein, PRGI will not assert a claim against any Sellers or Owners under this
Article 4 until the total of all Section 4.1 Indemnified Claims (except claims under Section 4.1(c)(ii)(A),(B) or (C), 4.1(d), 4.1(e) or claims for breach of the representations and warranties described in 4.4(a)(ii) or 4.4(b), which shall not be subject to this limitation, but may be asserted without regard to the Base Amount) hereunder and under all Seller Transaction Documents equals or exceeds in the aggregate $100,000 (the "Base Amount"), at which time all Section 4.1 Indemnified Claims, including such Base Amount, may be claimed in full and, if indemnifiable under this Article 4, shall be indemnified in full.

                (b) The parties hereto acknowledge that, in the event that the amount of Section 4.1 Indemnified Claims hereunder exceeds the value of the Escrow Shares deposited by Seller and the Owners pursuant to the Indemnity Escrow Agreement (as valued therein), except as provided below, PRGI shall assert any such claims exceeding the value of the Escrow Shares against, and be indemnified by, the Owners of RBA (and if prior to Closing, by RBA), jointly and severally, and will not assert claims exceeding the Escrow Shares against any other Seller and its Owners; provided, in respect of Section 4.1 Indemnified Claims exceeding the value of the Escrow Shares if such claims relate to fraud by any Seller or its Owners or to a Recourse Obligations, each Seller and its Owners shall remain jointly and severally liable with RBA's Owners (and if prior to Closing, RBA) in respect thereto.

                (c) The parties hereto acknowledge that, in respect of any
Section 4.1 Indemnified Claims arising out of Section 4.1(c)(ii)(D)(2) hereof, PRGI shall not assert a claim against Sellers or Owners unless the amount of all such Section 4.1(c)(ii)(D)(2) Indemnified Claims exceeds the aggregate under all of the Acquisition Agreements of the Interim Period Cash Flow, as defined and provided in the Acquisition Agreements, in which event, PRGI may assert a claim against Sellers and Owners in accordance with this Agreement and the Indemnity Escrow Agreement for all such Section 4.1(c)(ii)(D)(2) Indemnified Claims, for the amount which exceeds the Interim Cash Flow, and, if indemnifiable under this
Article 4, shall be indemnified in full.

                                    ARTICLE 5
                              ADDITIONAL COVENANTS

        Each Seller and its respective Owners make the following additional covenants in respect of such Seller and its respective Owners, Business and Applicable Assets (and not with respect to any other Seller or Owners of other Sellers):

        5.1     DUE DILIGENCE REVIEW.

                (a) Until the Closing and subject to the terms of Section 5.1(d) hereof, PRGX, PRGI and their employees, agents, counsel, Accountants, E&Y, financial consultants and other representatives may conduct such investigation of the Business of Sellers as PRGI shall determine. During the course of such investigation, Seller agrees to provide such persons full access during normal business hours to the offices, properties, personnel, books, records, files and other documents and information regarding such Seller's assets and Business and shall fully cooperate with PRGX and PRGI in order to verify the accuracy of the information delivered by such Seller. Seller will provide full opportunity to PRGX and PRGI to make such investigation and copy such documents as PRGX, PRGI and their representatives shall desire, including making contact with Customers, employees, or contractors of the Business. No investigation of the Business of Sellers by PRGI either prior to, on, or after the date hereof shall affect PRGI's and PRGX's right to rely upon, or Seller's and its Owners' responsibility for the accuracy of, the representations and warranties of Seller and its Owners' made herein or in its respective Acquisition Agreement.

                (b) As soon as practical, Seller and its Owners shall provide to PRGI and the Accountants, at the sole expense of such Owners, the financial information relating to the Business of such Seller, including copies of books and records and tax returns,

                         (i) sufficient to enable the Accountants to (A) prepare the (i) combined financial statements of the Business as conducted by Sellers as of and for the year ended December 31, 1997,
        (ii) combined balance sheet of Sellers as of December 31, 1996, and
        (iii) combined financial statements as of and for the interim periods ended June 30, 1997 and 1998, in each case prepared on an accrual basis in accordance with generally accepted accounting principles consistently applied (using the same "Submitted Claims Revenue Recognition Basis" used by PRGI) and (B) audit, at PRGI's expense, such combined financial statements and issue an unqualified audit report thereon, and

                         (ii) sufficient for PRGI to file such financial statements with the Securities and Exchange Commission in compliance with all applicable regulations.

Seller and its Owners will, and will cause Seller's officers, directors and employees to, cooperate fully with PRGI and such Accountants, both before and after the Closing, to expedite and facilitate the audit and promptly provide all such information and documents as such Accountants or E&Y may periodically request. The parties acknowledge that the preparation of such statements and the audit may not be completed until after the Closing.

                (c) As soon as practical and to the extent reasonably requested by RBA, each Seller (other than RBA) will provide sufficient information in respect of such Seller to RBA to enable RBA to prepare and provide to PRGI and PRGX the Monthly Statements from July 1998 through the last day of the month immediately preceding the date hereof. After the date hereof and until the Closing, Seller shall continue to provide to RBA any information in respect of such Seller reasonably requested by RBA to enable RBA to prepare and provide to PRGI and PRGX Monthly Statements through the last day of the month immediately preceding the Closing.

                (d) Except as may be either required by law or as otherwise provided herein, each of Seller, its Owners, PRGX and PRGI shall, and shall cause their employees, agents, counsel, accountants (including the Accountants and E&Y), financial consultants and other representatives to, (i) hold in strict confidence any and all information obtained from the other parties hereto or their representatives or the terms or conditions of the transactions contemplated herein or the fact that such transactions are being contemplated and (ii) not disclose or use any such information (unless such information is or becomes ascertainable from public sources or public disclosure of such information is, in the good faith judgment of the disclosing party (the "Disclosing Party"), required by law); provided, however, that nothing contained herein shall limit the right of any such persons to disclose any such information to their employees, agents, representatives, counsel, accountants or financial advisors for the purpose of facilitating the consummation of the transactions contemplated hereby, so long as such other persons are advised of the confidential nature of such information. In the event a Disclosing Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any such information, Disclosing Party agrees (i) to provide the other party(ies) (the "Nondisclosing Party") with prompt notice of such request(s) and the information or documents requested thereby so as to enable the Nondisclosing Party to timely consider seeking to obtain an appropriate protective order and (ii) to consult with the Nondisclosing Party on the advisability of taking legally available steps to resist or narrow such request. The Nondisclosing Party further agrees that if, in the absence of a protective order or the receipt of a waiver hereunder, the Disclosing Party is nonetheless, in the opinion of the Disclosing Party's counsel, compelled to disclose such information to any court or governmental administrative authority or else stand liable for contempt or suffer other material censure or penalty, such information may be disclosed to such court or governmental authority without liability hereunder; provided, however, that the Disclosing Party shall give to the Nondisclosing Party written notice of the information to be so disclosed as soon as reasonably practical, and shall cooperate with the Nondisclosing Party to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such portion of the information required to be disclosed as the Nondisclosing Party reasonably designates. All actions taken at the request of the Nondisclosing Party shall be taken at the Nondisclosing Party's expense. The terms of this subsection 5.1(d) shall not survive Closing.

        5.2 EMPLOYMENT MATTERS. Concurrently with the Closing, PRGI will offer employment to each Principal, Associate and Employee of Sellers on terms acceptable to PRGI and such Person; provided that as a condition of their employment with PRGI, each such Person shall sign such customary documents and forms including, without limitation, a Form I-9 and PRGI's customary Employee Agreement (the "Employee Agreement"), as PRGI may reasonably require. Seller and its Owners shall assist PRGI in employing such Persons. Notwithstanding the foregoing, in no event shall PRGI be required to provide employee benefits the same as or similar to those provided by Seller or otherwise. Seller shall be responsible for providing all notices and other communications to employees of Seller which may be required under WARN other than those required solely due to actions of PRGI.

        5.3 CONSENTS. Promptly after execution of this Agreement, Seller and its Owners will apply for or otherwise seek, and use their best efforts to obtain, all Seller Consents. Any charges imposed by the lessors or other parties to such Leases or Contracts for such Seller Consents shall be borne by Seller, and Seller and its Owners shall jointly and severally indemnify PRGI against any loss or liability incurred by PRGI resulting from Seller's and its Owners' failure to pay such charges or obtain prior to Closing any such Seller Consents, in accordance with Section 4 hereof.

        5.4 NONCOMPETITION AND NONSOLICITATION AGREEMENTS. Concurrently with the Closing, in consideration of the closing of the Acquisition Agreements as contemplated herein, each Asset Seller and all Owners shall enter into a Noncompetition and Nonsolicitation agreement with PRGI, in the forms of Exhibit 5.4A (for a Seller) and Exhibit 5.4B (for the Owners), attached hereto and made a part hereof. The parties hereto agree that the amount paid under all of the Acquisition Agreements in respect of all of the Noncompetition and Nonsolicitation Agreements of the Asset Seller and the Owners in the aggregate is no greater than $150,000, and that each of the parties shall reflect the amount allocated for its respective Acquisition Agreement after determination pursuant to its or his respective Acquisition Agreement on its or his respective Tax Returns.

        5.5 TERMINATION OF THE PRINCIPAL AGREEMENTS. Concurrently with the Closing, but effective as of the Effective Date, RBA and each of the Principals will terminate their respective Principal Agreements and each Principal shall release, discharge, indemnify and hold harmless RBA, PRGI and PRGX in respect of any and all claims, liabilities or obligations thereunder.

        5.6 CONDUCT OF BUSINESS BY SELLER PENDING PURCHASE. Seller and its Owners covenant and agree that, unless PRGI shall otherwise consent in writing, between the Effective Date and the Closing, the Business of Seller shall be conducted only in, and Seller shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Seller will use its best efforts to preserve substantially intact the Business of Seller, to keep available the services of the present officers, Employees, Associates, auditors and consultants of Seller, and to preserve the present relationships of Seller with Customers, and other persons having business relationships with Seller. By way of amplification and not limitation, except as expressly provided for in this Agreement or its respective Acquisition Agreement, Seller and its Owners covenant that, between the date hereof and the Closing, Seller and its Owners shall not, directly or indirectly, do any of the following without the prior written consent of PRGI:

            (a) (i) issue, sell, gift, pledge, transfer, dispose of, encumber, authorize any equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests of, or any other ownership interest in, Seller; (ii) amend the organizational documents of Seller; (iii) split, combine or reclassify any outstanding equity interests, or declare, set aside or pay any dividend or distribution payable in cash, equity interests, property or otherwise with respect to Seller's equity interests; provided, however, that Seller may distribute to its Owners all cash and cash equivalents in the Business as of the close of business August 31, 1998; (iv) redeem, purchase or otherwise acquire any shares of Seller's equity interests; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.6(a);

            (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof; (ii) except in the ordinary course of business and in a manner consistent with past practices, sell, pledge, dispose of, or encumber any assets of Seller; (iii) enter into any contract, lease or agreement, except for Customer contracts in the ordinary course of business, agreements which contemplate an aggregate annual expenditure by Seller of less than $5,000, agreements which are cancelable by Seller without cost on 60 days or less notice, or agreements which have a term of less than 12 months; (iv) authorize any single capital expenditure in excess of $5,000 or capital expenditures in the aggregate in excess of $25,000; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.6(b);

            (c) except as provided in Section 5.6(a)(iii) above, make any payments to Beck, Sr. or to the Principals for compensation (other than commissions owed to Beck, Jr. and Kirkeide with respect to audit and related management counseling services performed by Beck, Jr. and Kirkeide prior to the Effective Date in accordance with their respective agreements with RBA solely in their capacity as auditors in connection with claims submitted to suppliers of Customers prior to Closing), or take any action to increase the compensation or other remuneration of any Associate, officer, director, member, equity interest holder, or employee of Seller, pay any bonuses to any of its Associates or Employees, grant any severance or termination pay or increase any benefits payable under its Employee Benefit Plans, severance or termination pay policies in effect on the date hereof;

            (d) make any payments except in the ordinary course of business and in amounts and in a manner consistent with past practice (none of which payments shall be unreasonable or unusual), under any Employee Benefit Plan or otherwise to any employee of, or independent contractor or consultant to, Seller, enter into any Employee Benefit Plan, any employment or consulting agreement, grant or establish any new awards under any such existing Employee Benefit Plan or agreement, or adopt or otherwise amend any of the foregoing;

            (e) take any action except in the ordinary course of business and in a manner consistent with past practice with respect to, or make any change in, its methods of management, distribution, marketing, accounting or operating (including practices relating to payment of trade accounts or to other payments) or relating to writing down or failing to write down (in accordance with its past practices consistently applied) or writing up the value of any inventory or other assets of Seller;

            (f) take any action or enter into any agreement or make any change in the billing or collection of its accounts receivable and unbilled claims (other than in the ordinary course of business and consistent with past practices), including without limitation, discounting or writing off any of Seller's accounts receivable or work in progress for early payment, or granting any other deduction or discount thereon or accelerating the collection thereof;

            (g) take any action or make any change in the manner in which Seller incurs or pays accounts payable (other than in the ordinary course of business and consistent with past practices), including without limitation, accelerating the accrual of accounts payable or delaying payment of accrued accounts payable;

            (h) except in the ordinary course of business or as specifically permitted herein, take any action to incur, assume, increase or guarantee prior to Closing any indebtedness for borrowed money from banks or other financial institutions or cancel, without payment in full, any notes, loans or other receivables except in the ordinary course of business;

            (i) loan or advance monies to any person under any circumstance whatsoever except travel advances or other reasonable expense advances to Associates or Employees of Seller made in the ordinary course of business and consistent with past practice;

            (j) change any existing bank accounts or lock box arrangements of Seller, except for deposits, withdrawals, or changes of signatories in the ordinary course of business;

            (k) cancel, let lapse or fail to pay premiums under any Insurance Policy;

            (l) settle any litigation, arbitration or mediations or fail to respond in a timely manner to any pleadings in respect thereto;

            (m) waive any material rights of Seller or settle any material claim involving Seller;

            (n) failed to make any Tax filing or Tax payment required to be made between the Effective Date through the day immediately preceding the Closing Date;

            (o) do any act or omit to do any act which would cause a breach of, or inability to perform, any contract, commitment or obligation of Seller or any of its Owners, which breach has a Material Adverse Effect on Seller or the ability of Seller or any of its Owners to perform his, her or its obligations under this Agreement or any Seller Transaction Document.

        5.7 PRGX SHARES. The PRGX Shares will be unregistered, restricted securities, issued pursuant to customary investment representations contained herein and may not be resold except in accordance with applicable federal and state securities laws. The PRGX Shares will be subject to resale restrictions during the period from the Closing Date until the first anniversary of the Closing Date in accordance with Rule 145 or other applicable rules promulgated by the SEC. In addition, at the Closing, each Asset Seller and each Owner shall execute and deliver a lock-up agreement in respect of the PRGX Shares (together with any additional shares of PRGX Common Stock issued by way of stock split or stock dividend) substantially in the forms of Exhibit 5.7A (for each Asset Seller) and Exhibit 5.7B (for each Owner) attached hereto.

        5.8 PUBLIC ANNOUNCEMENTS; AGREEMENT NOT TO TRADE.

            (a) Except for any public announcement relating to the transactions contemplated herein as may be required by law or stock exchange rule or as provided in this Section or in Section 5.1 hereof, each of Sellers, Owners, PRGX and PRGI agrees that until the consummation of the transactions contemplated herein, each of such parties will not, and will direct its directors, officers, members, employees, representatives and agents who have knowledge of the transactions not to, disclose to any person who is not a participant in discussions concerning the transactions (other than persons whose consent is required to be obtained hereunder), any of the terms, conditions or other facts with respect to the transactions contemplated herein, or any portion of the PRGI/PRGX Disclosure which has not been made publicly available by PRGI/PRGX, including, without limitation, the fact that negotiations are taking place. In addition, Seller and its Owners shall obtain the prior written consent of PRGI (and shall require their respective directors, officers, members, employees, representatives and agents who have knowledge of the transactions contemplated hereby or of any portion of the PRGI/PRGX Disclosure which has not been made publicly available by PRGI or PRGX to obtain the prior written consent of PRGI) before buying, selling or otherwise trading in or engaging in any transactions with respect to PRGX securities, until such time as PRGI shall have notified Seller in writing that such permission is no longer required due to the public availability of all material information with respect to the contemplated transactions and the PRGI/PRGX Disclosure.

            (b) Seller and its Owners shall obtain the prior written consent of PRGI before issuing any press release or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to receiving such consent. The parties acknowledge and agree that PRGX expects to issue a press release with respect to the transactions contemplated herein immediately after the execution of this Agreement by all parties hereto.

        5.9 NO NEGOTIATIONS. Seller and each of its Owners covenant that, subject to the termination provisions contained in the Acquisition Agreements, from and after the date hereof until Closing, Seller will not offer the Applicable Assets for sale to any person other than PRGI, and neither Seller, nor its Owners, nor anyone acting on behalf of Seller or its Owners, shall, directly or indirectly, solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale or transfer of substantial assets, sale of any shares of capital stock or similar transaction involving Seller or the Applicable Assets, or otherwise engage in the negotiation or discussions concerning, or provide any non-public information to any person, relating to any such potential transaction.

        5.10 NONQUALIFIED STOCK OPTIONS. At the Closing, in consideration of their employment with PRGI, PRGX shall, pursuant to a stock option agreement the form of which is attached hereto as Exhibit 5.10, grant to the Principals a nonqualified stock option to purchase the number of shares of PRGX Common Stock; as provided in PRGI's offer of employment to Principal as provided in Section
5.2 hereof; provided, that PRGI and PRGX shall condition such grant upon the prior execution and delivery by such grantee of PRGI's customary Employee Agreement. After the Closing PRGX may grant additional options to those Associates and Employees of Sellers who are employed by PRGI after the Closing as may determined by PRGI; provided that any such grants will be conditioned on prior execution and delivery by such grantee of PRGI's customary Employee Agreement. Such options will be granted under the PRGX Stock Incentive Plan in accordance with the terms of such stock option agreement and the PRGX Stock Incentive Plan at an exercise price equal to the closing price per share of PRGX Common Stock (as reported in The Wall Street Journal) for the Closing Date. All such options shall vest over a five (5) year period at the rate of twenty (20%) per year. If there is any conflict between the terms of the separate stock option agreement and this Agreement, the terms of the stock option agreement shall govern and control.


        5.11    OTHER COVENANTS OF OWNERS.

                (a) Each of the Owners who is a resident of a state which is a community property jurisdiction shall cause his or her spouse to execute and deliver at Closing a spousal consent in substantially the form attached hereto as Exhibit 5.11A.

                (b) Each of the Owners shall have executed and delivered to PRGI prior to the execution hereof, an Investor Information Questionnaire in the form attached hereto as Exhibit 5.11B. Each such Owner, who is not an accredited investor, as that term is defined under the Act or otherwise a sophisticated investor, shall, if requested by PRGI, appoint a purchaser representative to assist such Owner in the investment decisions related to the transactions contemplated herein.

        5.12 TRANSACTION EXPENSES. Except as otherwise specifically provided herein, all of the expenses incurred by PRGI or PRGX in connection with the authorization, negotiation, preparation, execution and performance of this Agreement, the PRGI Transaction Documents and other agreements referred to herein and the consummation of the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for PRGI and PRGX shall be paid by PRGI or PRGX (the "PRGI Transaction Expenses"). Except as otherwise specifically provided herein, all expenses incurred by a Seller or its Owners in connection with the authorization, negotiation, preparation, execution and performance of this Agreement, Seller Transaction Documents and the other agreements referred to herein and the consummation of the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants, shall be paid by the respective Seller or its Owners or, in respect of the Stock Agreements, solely by the respective Owners (the "Seller Transaction Expenses").

        5.13 ACCESS TO BOOKS AND RECORDS. After the Closing, Seller and its Owners shall preserve all of the records and books, Customer records, and any other records of Seller until the fifth anniversary of the Closing Date, and, until such time, make them available, during normal business hours, to PRGI and its designees, counsel, accountants, and others authorized by them for inspection and the making of copies thereof.

        5.14    REPRESENTATIVE.

                (a) Appointment of Representative. Each Owner and each Seller hereby appoints PASQUESI SHEPPARD LLC ("Representative"), as their agent and attorney-in-fact, on their behalf and on behalf of each of them in accordance with the terms of this Section. The Owners and Sellers authorize the Representative (i) to perform all acts which, by the provisions of this Agreement, the Acquisition Agreements, the Indemnity Escrow Agreement, the Closing Escrow Agreement and the other Seller Transaction Documents, are to be performed by Representative; (ii) to waive on behalf of the Owners and Sellers any of the provisions of and to execute and deliver the Indemnity Escrow Agreement and such amendments on behalf of the Owners and Sellers to this Agreement, the Acquisition Agreements, the Closing Escrow Agreement and the other Seller Transaction Documents as it, in its sole judgment, shall deem necessary or advisable; (iii) to execute and deliver documents pursuant to this Agreement, the Acquisition Agreements, the Indemnity Escrow Agreement, the Closing Escrow Agreement and the other Seller Transaction Documents as the Representative, in its sole judgment, shall deem necessary or advisable; (iv) to execute, give and receive all notices, requests and other communications on behalf of each Seller and Owner required, permitted or contemplated under this Agreement, the Acquisition Agreements, the Indemnity Escrow Agreement, the Closing Escrow Agreement and the other Seller Transaction Documents, as Representative, in its sole judgment, shall deem necessary or advisable; (v) to accept service (including the execution of all acknowledgements of service, which Representative is hereby irrevocably instructed to execute and acknowledge in accordance with Rule 4 of the Federal Rules of Civil Procedure and any applicable state rules of procedure) of all writs, process and summons in any suit, action, or proceeding filed in or transferred to the jurisdictions specified in Section 6.9 hereof; (vi) to delegate all or any of his power or authority under this Agreement to any person or entity, as Representative, in its sole judgment, shall deem necessary or advisable; (vii) to expend such amounts in the exercise of its rights and powers and in the performance of his duties hereunder as Representative shall, in its sole judgment, deem necessary or advisable; and (viii) generally to act for and on behalf of the Owners and Sellers, and each of them in all matters connected with this Agreement, the Acquisition Agreements, the Indemnity Escrow Agreement, the Closing Escrow Agreement and the other Seller Transaction

Documents, with the same force and effect as though such act had been taken by any of them personally. The Owners and Sellers agree with PRGI and PRGX that the Representative shall be the sole and exclusive person with legal capacity and standing to contest, dispute, compromise, adjust, settle, litigate, appeal or otherwise deal with PRGI and PRGX with respect to the indemnification of the
Section 4.1 Indemnified Claims as set forth in Article 4 of this Agreement or the administration of the Acquisition Agreements, the Indemnity Escrow Agreement, the Closing Escrow Agreement and the other Seller Transaction Documents (other than any employment agreements between PRGI and any Owner and the Noncompetition and Nonsolicitation Agreements). This appointment and power-of-attorney shall be a special power-of-attorney coupled with an interest, shall be irrevocable and shall survive the dissolution, disability or incapacity of any of the Owners and Sellers, but shall terminate in respect of RBA, TBA and FLATLEY CORP., but not the Owners thereof, upon the consummation of the Stock Agreements.

                (b) Successor to Representative. In the event that because of removal, resignation or any other reason, there is no Person acting as Representative, the Representative shall automatically be and become Beck, Sr., who shall serve in such capacity unless, within 30 days after Beck, Sr. becomes the Representative, PRGI receives written notice of the appointment by the Owners of a new Representative, who shall upon the receipt by PRGI of such notice be and become the Representative. The Representative shall have the right to change the designation of successor upon notice to all of the parties to this Agreement. The Representative may resign as Representative at any time by written notice to all of the parties to this Agreement, provided that such resignation shall not be effective unless a successor assumes the responsibilities as Representative immediately upon the resignation taking effect. The Owners and Asset Sellers shall have the right from time to time upon notice to PRGI and PRGX, to remove the Representative and prospectively appoint a new Representative. Nothing in this Section regarding a change in the identity of the Representative shall adversely affect or modify any action taken by a former Representative.

                (c) Reliance by PRGI and PRGX. The Owners and Sellers agree that PRGI and PRGX may deal solely with the Representative as the exclusive representative of the Owners and Sellers prior to the Closing (and after the Closing, as the exclusive representative of the Owners and the Asset Sellers), with reference to the matters set forth in this Agreement, the Acquisition Agreements, the Indemnity Escrow Agreement, the Closing Escrow Agreement and the other Seller Transaction Documents, that the decisions and actions of the Representative are final and binding on the Owners and Sellers prior to the Closing, (and after the Closing, on the Owners and the Asset Sellers), their successors and assigns, heirs, and legal representatives and that PRGI and PRGX have no duty to ascertain if the Representative is properly authorized by the Owners and Sellers or is properly carrying out its obligations under this Agreement.

                (d) Acceptance of Appointment. PASQUESI SHEPPARD LLC hereby accepts the appointment as Representative on the terms and conditions set forth herein.

       5.15 REMOVAL OF LIENS AND ENCUMBRANCES. Each Seller and its Owners hereby agree to obtain and file releases and termination statements for all recorded liens, encumbrances, judgments and similar filings which in any way relate to or affect the Applicable Assets, which such liens are listed on the Disclosure Schedule (the "Recorded Liens") as and when provided herein. In respect of any such Recorded Liens that reflect underlying obligations of a Seller that have previously been satisfied, Seller shall obtain and file releases and termination statements in respect thereof prior to the Closing Date. In respect of any Recorded Liens that reflect underlying obligations that will be paid by Seller or PRGI at Closing (with a portion of the Purchase Price), Seller shall, prior to the Closing Date, prepare termination statements and releases in respect of such Recorded Liens and cause them to be executed by the secured party in respect thereof and filed promptly after the Closing (and in any event within 10 days after the Closing) upon confirmation by such secured party of receipt of funds satisfying such underlying obligation of Seller. Such Seller and its Owners and Beck, Sr. hereby, jointly and severally, covenant and agree to indemnify and hold PRGI harmless from and against any and all losses or liabilities incurred by PRGI resulting from or arising out of Seller's failure to remove any Recorded Liens.

        5.16    NOTIFICATION OF CERTAIN MATTERS.

                (a) Seller and its Owners shall give prompt notice to PRGI of the following:

                         (i) any facts known by Seller or its Owners relating to any Seller or its Owners, which would make it necessary or advisable to amend the Disclosure Schedule in order to make the information therein not misleading or inaccurate as of the Effective Date;

                         (ii) the occurrence or nonoccurrence of any event since
                the Effective Date in respect of the Business (A) which causes or would be likely to cause, directly or indirectly, any Material Adverse Effect or (B) which is outside the ordinary course of business; and

                         (ii) any material failure of Seller or its Owners, or
                any officer, director, manager, Employee, Associate or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or under Seller Transaction Documents.

                (b) PRGI shall give prompt notice to the Representative of the following:

                         (i) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause any change in or effect on the business of PRGI or PRGX that is or will be materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of PRGI or PRGX, taken as a whole;

                         (ii) any material failure of PRGI or PRGX, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or under the PRGI Transaction Documents; and

                         (iii) any facts known by PRGI or PRGX relating to PRGI
                or PRGX which would make it necessary or advisable to amend the representations and warranties in order to make the information herein not misleading or inaccurate as of the Effective Date.

                (c) Notwithstanding the foregoing, the delivery of any notice pursuant to this Section 5.16 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        5.17 CONTINUATION OF HEALTH CARE COVERAGE. Each Seller shall obtain and deliver to PRGI prior to the Closing an undertaking from its current health insurance provider that such provider will continue coverage of Seller's active Employees and Associates who remain Employees or Associates of RBA or PRGI after the Closing Date, to the extent covered prior to the Closing, after the transactions contemplated herein at PRGI's expense until such time as such Employees and Associates who are hired by PRGI are enrolled into such PRGI health insurance plans as such persons may be eligible to participate in.

        5.18 INTER-SELLER AGREEMENT. Concurrently with the execution hereof, the Asset Sellers and the Owners have entered into the Inter-Seller Agreement. The Stock Sellers are not, but the Owners of the Stock Sellers are, parties to the Inter-Seller Agreement.

        5.19 SEVERANCE OBLIGATIONS OF SELLERS. Notwithstanding anything contained herein or in any of the Seller Transaction Documents or the PRGI Transaction Documents to the contrary, PRGI shall not assume or have any obligation in respect of any severance obligations of any Seller to any of its Principals, Associates or Employees.

        5.20 SUCCESS BONUSES TO CERTAIN KEY EMPLOYEES. The parties hereto acknowledge that, contingent upon the consummation of the transactions contemplated herein, RBA intends to pay a bonus, payable in cash and shares of PRGX Common Stock, to certain of its key employees in consideration of services heretofore rendered by such key employees and for no other consideration (collectively, the "Success Bonuses"). Schedule 5.20 attached hereto provides the name, address, social security number and current position with RBA of, and the amount of cash and number of PRGX Shares, valued at the Closing Price, to be received by, those key employees of RBA. RBA and its Owners hereby represent and warrant to PRGI and PRGX in accordance with Article 2 hereof, that the aggregate amount of such cash and the value of the PRGX Shares, based on the Closing Price, constituting the Success Bonuses that RBA will cause to be paid to such persons has been accrued prior to the Effective Date on the books of RBA as bonuses for such key employees, and that the amounts shown on Schedule 5.20 attached hereto for federal and state withholding, FICA and Medicare are adequate to satisfy all withholding obligations in accordance with applicable laws and regulations of any Seller in respect of the Success Bonuses.

                                    ARTICLE 6
                            MISCELLANEOUS PROVISIONS

        6.1 SEVERABILITY. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

        6.2 MODIFICATION. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by each of the parties hereto.

        6.3 ASSIGNMENT, SURVIVAL AND BINDING AGREEMENT. This Agreement and Seller Transaction Documents and PRGI Transaction Documents (a) may not be assigned by PRGX or PRGI on or prior to the Closing without the prior written consent of Sellers and the Owners (except for an assignment to a wholly owned subsidiary of PRGI or PRGX which may be made without the prior consent of, but with notice to, Sellers and Owners; provided that, in such event, the assignor shall remain obligated hereunder in the same manner as if such assignment had not been effected) (b) may not be assigned by PRGX or PRGI after the Closing without the prior written consent of the Representative, except for an assignment to an affiliate of PRGX or PRGI, which may be made without the prior consent of, but with notice to, the Representative; provided that, in such event, the assignor shall remain obligated hereunder in the same manner as if such assignment had not been effected; and (c) may not be assigned by any Seller or Owner at any time, without the prior written consent of PRGI. The terms and conditions hereof shall survive the Closing as provided herein and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns, including, without limitation, any successor trust or trusts.

        6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        6.5 NOTICES. All notices, requests, demands, claims or other communications hereunder will be in writing and shall be deemed duly given if personally delivered, sent by telefax, sent by a recognized overnight delivery service which guarantees next day delivery ("Overnight Delivery") or mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

If to any Seller or any Owner:      c/o Pasquesi Sheppard LLC, Representative
                                    585 Bank Lane
                                    Lake Forest, IL 60045
                                    Attention: Don Sheppard
                                    Telefax: (847) 234-1110

        with a copy to:             Bruce Balonick, Esq.
                                    Arnstein & Lehr
                                    120 South Riverside Plaza, Suite 1200
                                    Chicago, IL.  60606-3913
                                    Telefax: (312) 876-0288
        and:                        David Fischer, Esq.
                                    Wildman, Harrold, Allen & Dixon
                                    225 West Wacker Drive
                                    Chicago, IL  60606-1229
                                    Telefax:  (312) 201-2555

        and:                        Harry Haskins, Esq.
                                    1800 Second Street, Suite 819
                                    Sarasota, FL 34236
                                    Telefax:  (941) 953-4284

        and:                        Steven Towbin, Esq.
                                    D'Ancona & Pflaum
                                    30 North LaSalle Street
                                    Suite 2900
                                    Chicago, IL 60602
                                    Telefax: (312) 580-5006

        If to PRGX or PRGI:         The Profit Recovery Group International I,
                                      Inc.
                                    2300 Windy Ridge Parkway
                                    Suite 100 North
                                    Atlanta, GA 30339-8426
                                    Attention: Clinton McKellar, Jr.,
                                               Senior Vice President and
                                                 General Counsel
                                    Telefax:  (770) 779-3034

        with a copy to:             Arnall Golden & Gregory, LLP
                                    2800 One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia  30309-3450
                                    Attention:  Jonathan Golden, Esq.
                                    Telefax:  (404) 873-8701

or at such other address as any party hereto notifies the other parties hereof in writing. The parties hereto agree that notices or other communications that are sent in accordance herewith (i) by personal delivery or telefax, will be deemed received on the day sent or on the first business day thereafter if not sent on a business day, (ii) by Overnight Delivery, will be deemed received on the first business day immediately following the date sent, and (iii) by U.S. mail, will be deemed received three (3) business days immediately following the date sent. For purposes of this Agreement, a "business day" is a day on which PRGI is open for business and shall not include a Saturday or Sunday or legal holiday. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the parties hereto except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

        6.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. Except for that certain Nondisclosure Agreement between Sellers and PRGI dated June 1998, which remains in full force and effect in accordance with the terms thereof, this Agreement, the Acquisition Agreements, together with the Exhibits and Schedules attached hereto and thereto, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, is not intended to confer upon any person other than Seller, PRGX, PRGI and the Owners, any rights or remedies hereunder.

        6.7 FURTHER ASSURANCES. The parties to this Agreement agree to execute and deliver, both before and after the Closing, any additional information, documents or agreements contemplated hereby and/or necessary or appropriate to effect and consummate the transactions contemplated hereby. Each of the Owners and Seller agree to provide to PRGX and PRGI, both before and after the Closing, such information as PRGX and PRGI may reasonably request in order to consummate the transactions contemplated hereby and to effect an orderly transition of the Business following Closing.

        6.8 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the state of Georgia exclusive of the conflict of law provisions thereof.

        6.9 JURISDICTION AND SERVICE OF PROCESS. Except as otherwise specifically provided in this Agreement, any Seller Transaction Document or any PRGI Transaction Document, any disputes arising out of, in connection with or with respect to this Agreement, any Seller Transaction Document or any PRGI Transaction Document, the subject matter hereof and thereof, the performance or nonperformance of any obligation hereunder or thereunder, or any of the transactions contemplated hereby or thereby shall be adjudicated in the United States District Court for the Northern District of Georgia, or, if there is not a basis for diversity jurisdiction, in a court of competent civil jurisdiction in any jurisdiction as may be permitted by applicable law. Each party hereto hereby irrevocably submits to the personal jurisdiction of such courts for the purpose of any such suit, action, counterclaim, or proceeding arising out of, in connection with or with respect to this Agreement, any Seller Transaction Document or any PRGI Transaction Document, the subject matter hereof, the performance or non-performance of any obligation hereunder or thereunder or any of the transactions contemplated hereby or thereby (collectively, a "Suit"). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, or that the venue of such Suit is improper; provided, however, that nothing herein shall be construed as a waiver of any right that any party hereto may have to remove a Suit from a court of sitting in the state of Georgia to the United States District Court for the Northern District of Georgia. Each of PRGI and PRGX hereby agrees that service of all writs, process and summonses in any Suit may be made upon PRGI or PRGX by mail at its address as provided in Section 6.6 hereof. Each Seller and Owner hereby agrees that service of all writs, process and summonses in any Suit may be made upon Representative by mail at its address as provided in Section 6.6 hereof, and each Seller and Owner hereby and pursuant to Section 5.14 hereof irrevocably appoints the Representative its true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summons, and agrees that the failure of the Representative to give any notice of any such service of process to any Seller or Owner shall not impair or affect the validity of such service or of any judgment based thereon. Nothing herein shall in any way be deemed to limit the ability of any party to serve any such writs, process or summonses in any other manner permitted by applicable law.

        6.10 PRONOUNS. All personal pronouns in this Agreement, whether used in the masculine, feminine or neuter gender shall include all other genders, and the singular shall include the plural and the plural shall include the singular.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                               PRGX:
                               THE PROFIT RECOVERY GROUP
                                INTERNATIONAL, INC.

                               By:
                                  ---------------------------------------------
                               Name:
                                    -------------------------------------------
                               Its:
                                   --------------------------------------------

                               PRGI:
                               THE PROFIT RECOVERY GROUP
                                INTERNATIONAL I, INC.


                               By:
                                  ---------------------------------------------
                               Name:
                                    -------------------------------------------
                               Its:
                                   --------------------------------------------


                                      [signatures continue on following page]

                            SELLER:
                            ROBERT BECK & ASSOCIATES, INC.


                            By:
                               ------------------------------------------------
                                  Robert N. Beck, Sr. President

                            OWNERS:

                                  ---------------------------------------------
                                  Name:       Robert N. Beck, Sr., Trustee
                                              Robert N. Beck, Sr. Living Trust
                                              Under Trust Dated 10/31/94


                                  ---------------------------------------------
                                  Name:       Georgena M. Beck, Trustee
                                              Georgena M. Beck Living Trust
                                              Under Trust Dated 10/31/94


                                  ---------------------------------------------
                                  Name:       Richard N. Beck


                                  ---------------------------------------------
                                  Name:       Robert N. Beck, Jr.


                                  ---------------------------------------------
                                  Name:       Russell N. Beck


                                  ---------------------------------------------
                                  Name:       Ronald N. Beck


                                  ---------------------------------------------
                                  Name:       Renee N. McCauley, Trustee
                                              Renee N McCauley Living Trust
                                              Under Trust dated 7/23/98


                                  ---------------------------------------------
                                  Name:       Melissa A. Beck, as guardian of
                                              Brittney L. Beck, a minor



                     [signatures continue on following page]

                                  ---------------------------------------------
                                  Name: Renee N. McCauley, individually



                                  ---------------------------------------------
                                  Name: Georgena M. Beck, individually



                                  ---------------------------------------------
                                  Name: Robert N. Beck, Sr., individually



                     [signatures continue on following page]

                                  SELLER:
                                  Robert N. Beck, Jr., a sole proprietorship


                                  ---------------------------------------------
                                  Name:      Robert N. Beck, Jr.




                    [signatures continue on following page]

                                  SELLER:
                                  RBA AUDITS, INC.


                                  By:
                                     ------------------------------------------
                                        Richard N. Beck, President

                                          OWNER:

                                        ---------------------------------------
                                        Name:      Richard N. Beck




                     [signatures continue on following page]

                                  SELLER:
                                  JOHN E. FLATLEY & ASSOCIATES,
                                  INC.


                                  By:
                                     ------------------------------------------
                                  John E. Flatley, President



                                  OWNER:

                                  ---------------------------------------------
                                  Name:           John E. Flatley



                     [signatures continue on following page]

                                  SELLER:
                                  TAYLOR, BLACKBURN & ASSOCIATES,
                                  INC.


                                  By:
                                     ------------------------------------------
                                  Richard A. Taylor, President

                                  OWNERS:

                                  ---------------------------------------------
                                  Name:           Richard A. Taylor


                                  ---------------------------------------------
                                  Name:           Deborah B. Taylor


                                  ---------------------------------------------
                                  Name:           Johnathan S. Taylor


                                  ---------------------------------------------
                                  Name:           Kimberly D. Baugh




                     [signatures continue on following page]

                                  SELLER:
                                  Vincent Creadon, a sole proprietorship


                                  ---------------------------------------------
                                  Name:             Vince Creadon



                     [signatures continue on following page]

                                  SELLER:
                                  John H. Cavins, a sole proprietorship


                                  ---------------------------------------------
                                  Name:             John Cavins





                     [signatures continue on following page]

                                  SELLER:
                                  SAVANT CONSULTING, LLC


                                  By:
                                     -----------------------------------------
                                  John J. Pope, Member

                                  OWNERS:


                                  --------------------------------------------
                                  Name: John J. Pope


                                  --------------------------------------------
                                  Name: JoAnn Pope




                     [signatures continue on following page]

                                  SELLER:
                                  John Kirkeide, a sole proprietorship


                                  --------------------------------------------
                                  John Kirkeide




                     [signatures continue on following page]



                                       -57

                                  REPRESENTATIVE:
                                  PASQUESI SHEPPARD LLC

                                  By:
                                     ------------------------------------------
                                  Name:
                                       ----------------------------------------
                                  Its:
                                      -----------------------------------------
                                  as nominee and attorney-in-fact of all of
                                  Sellers and Owners

                                     ANNEXES

Annex A           List of Sellers, Principals, Owners and Management



                                    EXHIBITS

Exhibit 2.23               Representations Regarding Benefit Plans and ERISA
Exhibit 2.28(m)            Form of Lock-up Agreement and other Documents for key
                           employees
Exhibit 5.4A and 5.4B      Forms of Noncompetition and Nonsolicitation
                           Agreements with Asset Sellers and each Owner
Exhibit 5.7A and 5.7B      Forms of Lock-Up Agreements
Exhibit 5.10               Form of Stock Option Agreement
Exhibit 5.11A              Form of Spousal Consent
Exhibit 5.11B              Form of Investor Information Questionnaire



                                    SCHEDULES

Disclosure Schedule

Schedule 5.20              Amounts of Success Bonuses to be paid by RBA by in
                            cash and shares of PRGX Common Stock at Closing

                                  EXHIBIT 2.23
                             BENEFIT PLANS AND ERISA


         (a) The Disclosure Schedule sets forth a true and complete list of each Employee Benefit Plan that is currently in effect, was maintained since December 31, 1991 or which has been approved before the date hereof but is not yet effective, for the benefit of Business Employees or with respect to which Seller or any ERISA Affiliate, has or has had any obligation on behalf of any Business Employee. Except as disclosed on the Disclosure Schedule there are no other benefits to which any Business Employee is entitled or for which Seller has any obligation.

         (b) Seller has delivered to PRGI, with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying and relating to the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modification, if any, and employee handbooks, (ii) annual reports including but not limited to Forms 5500, 990 and 1041 for the last three years for the plan and any related trust, (iii) actuarial valuation reports and financial statements for the last three years, and (iv) each communication involving the plan or any related trust to or from the IRS, DOL, PBGC or any other governmental authority including, without limitation, the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

         (c) Seller has no obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code).

         (d) Seller is not liable for, and neither PRGI nor Seller will be liable for, any contribution, tax, lien, penalty, cost, interest, claim, loss, action, suit, damage, cost, assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Benefit Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Employee Benefit Plan were applicable to the ERISA Affiliate in the same manner as it applies to Seller), including, without limitation, withdrawal liability arising under Title IV, Subtitle E, Part 1 of ERISA, liabilities to the PBGC, or liabilities under Section 412 of the Code or
Section 302(a)(2) of ERISA.

         (e) Seller, each ERISA Affiliate, each Employee Benefit Plan and each Employee Benefit Plan "sponsor" or "administrator" (within the meaning of
Section 3(16) of ERISA) has complied in all respects with the applicable requirements of Section 4980B of the Code and Section 601 et seq. of ERISA (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA"). The Disclosure Schedule lists the name of each Business Employee who has experienced a "Qualifying Event" (as defined in COBRA) with respect to an Employee Benefit Plan who is eligible for "Continuation Coverage" (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each


                                      2.23 - 1

Qualifying Event, whether the individual has already elected Continuation Coverage and, for any individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage. The Disclosure Schedule also lists the name of each Business Employee who is on a leave of absence (whether or not pursuant to the Family and Medical Leave Act of 1993, as amended ("FMLA")) and is receiving or entitled to receive health coverage under an Employee Benefit Plan, whether pursuant to FMLA, COBRA or otherwise.

         (f) With respect to each Employee Benefit Plan and except as otherwise set forth on the Disclosure Schedule:

                  (i) all payments required by the Employee Benefit Plan, any collective bargaining agreement or by law (including all contributions, insurance premiums, premiums due the PBGC or intercompany charges) with respect to all periods prior to and including the date hereof have been made;

                  (ii) there are no violations of or failures to comply with ERISA and the Code with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plan with the DOL, the IRS, the PBGC or any other governmental authority, or any of the assets of the Employee Benefit Plan or any related trust;

                  (iii) no claim, lawsuit, arbitration or other action has been asserted or instituted or threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, Seller or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of the Employee Benefit Plan or any related trust;

                  (iv) all amendments required to bring the Employee Benefit Plan into conformity with applicable law, including, without limitation, ERISA and the Code, have been or will be timely adopted;

                  (v) the Employee Benefit Plan complies with and has been maintained and operated in accordance with its respective terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the Code (including rules and regulations thereunder);

                  (vi) no "prohibited transaction" (within the meaning of Section 4975 of the Code and Section 406 of ERISA) has occurred or is expected to occur with respect to the Employee Benefit Plan (and the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a "prohibited transaction") which has subjected or could subject Seller, any ERISA Affiliate, PRGI or any officer, director or Business Employee, or any Employee Benefit Plan trustee, administrator or other fiduciary, to a tax or penalty on prohibited transactions imposed by either Section 502 of ERISA or
         Section 4975 of the Code or any other liability with respect thereto;

                  (vii) Seller has received no oral or written notification that the Employee Benefit Plan is under audit or investigation by the IRS or the DOL or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty; and



                                    2.23 - 2

              (viii) if the Employee Benefit Plan purports to provide benefits which qualify for tax-favored treatment under Sections 79, 105, 106, 117, 120, 125, 127, 129 or 132 of the Code, the Employee
         Benefit Plan satisfies the requirements of said Section(s); and

         (ix) the Employee Benefit Plan may be unilaterally amended or terminated on no more than 90 days notice.

         (g) Seller is not subject to any liens, and excise or other taxes under ERISA, the Code or other applicable law relating to any Employee Benefit Plan; has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; has not withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA; and has not ceased making contributions to any Employee Benefit Plan subject to 4064(a) of ERISA to which Seller or any ERISA Affiliate made contributions at any time during the six (6) years prior to the date hereof.

         (h) The consummation of the transactions contemplated by this Agreement will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Business Employee.

         (i) Except as set forth on the Disclosure Schedule, no Employee Benefit Plan in any way provides for any benefits of any kind whatsoever (other than under COBRA or any Employee Benefit Plan qualified under Section 401(a) of the
Code) to any Business Employee who, at the time the benefit is to be provided, is a former director or former employee of, or other former provider of services to, Seller or an ERISA Affiliate (or a beneficiary of any such person), or any other former employee of Seller, nor have any representations, agreements, covenants or commitments been made to provide such benefits.

         (j) From December 31, 1997 and through the date hereof, except as set forth on the Disclosure Schedule, neither Seller nor any ERISA Affiliate has, nor from the date hereof to the Closing will it have, instituted or agreed to institute any new employee benefit plan or practice, made or agreed to make any change in any Employee Benefit Plan, made or agreed to make any increase in the compensation payable or to become payable by Seller or any ERISA Affiliate to any Business Employee, or except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the Employee Benefit Plans, paid or accrued or agreed to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any Business Employee.

         (k) Any contribution, insurance premium, excise tax, interest charge or other liability or charge imposed or required with respect to any Employee Benefit Plan which is attributable to any period or any portion of any period prior to the Closing is or shall be reflected as a liability on Seller's regularly prepared financial statements.

         (l) The Disclosure Schedule sets forth a true, correct and complete list by employee of the number of days and amount of accrued unpaid vacation and sick pay for each Business Employee.


                                   2.23. - 3

\


                                     ANNEX A



   SELLER AND TYPE OF           PRINCIPAL                         OWNERS
         ENTITY                                     AND PERCENTAGE INTERESTS IN SELLER
------------------------------------------------------------------------------------------
Robert Beck &             N/A                     Robert N. Beck, Sr., Trustee
Associates, Inc.,                                 Robert N. Beck, Sr. Living Trust
S.Corporation                                     Under Trust Dated 10/31/94       14.6%

                                                  Georgena M. Beck, Trustee
                                                  Georgena M. Beck Living Trust
                                                  Under Trust Dated 10/31/94       14.6%

                                                  Richard N. Beck                  11.8%

                                                  Robert N. Beck, Jr.              11.8%

                                                  Russell N. Beck                  11.8%

                                                  Ronald N. Beck                   11.8%

                                                  Melissa A. Beck, as guardian of
                                                  Brittney L. Beck, a minor        11.8%

                                                  Renee N. McCauley, Trustee
                                                  Renee N. NcCauley Living Trust
                                                  Under Trust Dated 7/23/98        11.8%
------------------------------------------------------------------------------------------
Robert N. Beck, Jr.,      Robert N. Beck, Jr.     Robert N. Beck, Jr.               100%
a sole proprietorship
------------------------------------------------------------------------------------------
RBA Audits, Inc.,         Richard N. Beck         Richard N. Beck                   100%
S.Corporation
------------------------------------------------------------------------------------------
John H. Cavins,           John H. Cavins          John H. Cavins                    100%
a sole proprietorship
------------------------------------------------------------------------------------------
Vincent Creadon,          Vincent Creadon         Vincent Creadon                   100%
a sole proprietorship
------------------------------------------------------------------------------------------
John E. Flatley &         John E. Flatley         John E. Flatley                   100%
Associates, Inc.
C Corporation
------------------------------------------------------------------------------------------
John Kirkeide,            John Kirkeide           John Kirkeide                     100%
a sole proprietorship
------------------------------------------------------------------------------------------
Savant Consulting,        John J. Pope            John J. Pope                       50%
L.L.C., a limited                                 Jo Ann Pope                        50%
liability company
------------------------------------------------------------------------------------------
Taylor, Blackburn and     Richard A. Taylor       Richard A. Taylor                  72%
Associates, Inc.,                                 Deborah B. Taylor                  20%
S. corporation                                    Kimberly Baugh                      5%
                                                  Johnathan S. Taylor                 3%
==========================================================================================